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                                                                    Exhibit 99.1



                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of May 21, 1999

                                      among

                                PRINTPACK, INC.,

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTIES HERETO AS LENDERS,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent

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                         BANC ONE CAPITAL MARKETS, INC.,
                      as Lead Arranger and Sole Book Runner

                                       and

                             SUN TRUST BANK, ATLANTA
                             as Documentation Agent

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                                 SIDLEY & AUSTIN
                            One First National Plaza
                             Chicago, Illinois 60603

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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------                                                                                                        ----
ARTICLE I:  DEFINITIONS
         1.1  Certain Defined Terms...............................................................................1
         1.2  References.........................................................................................31
         1.3  Supplemental Disclosure............................................................................31
         1.4  Amendment and Restatement of Original Credit Agreement.............................................31

ARTICLE II:  THE TERM LOANS AND REVOLVING LOAN FACILITIES
         2.1. Term Loans.........................................................................................32
         2.2  Revolving Loans....................................................................................33
         2.3 Swing Line Loans....................................................................................34
         2.4  Rate Options for all Advances......................................................................35
         2.5  Optional Payments; Mandatory Prepayments...........................................................35
         2.6  Reduction of Commitments...........................................................................38
         2.7  Method of Borrowing................................................................................38
         2.8  Method of Selecting Types and Interest Periods for Advances........................................38
         2.9  Minimum Amount of Each Advance.....................................................................39
         2.10  Method of Selecting Types and Interest Periods for Conversion and
                  Continuation of Advances.......................................................................39
         2.11  Default Rate......................................................................................40
         2.12 Collection Account Arrangements....................................................................40
         2.13  Method of Payment.................................................................................40
         2.14  Notes, Telephonic Notices.........................................................................40
         2.15  Promise to Pay; Interest and Commitment Fees; Interest Payment Dates;
                  Interest and Fee Basis; Taxes; Loan and Control Accounts.......................................41
         2.16  Notification of Advances, Interest Rates, Prepayments and Aggregate
                  Revolving Loan Commitment Reductions...........................................................47
         2.17  Lending Installations.............................................................................47
         2.18  Non-Receipt of Funds by the Agent.................................................................47
         2.19  Termination Date..................................................................................48
         2.20  Replacement of Certain Lenders....................................................................48

ARTICLE III: THE LETTER OF CREDIT FACILITY
         3.1  Obligation to Issue................................................................................49
         3.2 Transitional Provision..............................................................................49
         3.3  Types and Amounts..................................................................................49
         3.4  Conditions.........................................................................................49
         3.5  Procedure for Issuance of Letters of Credit........................................................50
         3.6  Letter of Credit Participation.....................................................................50
         3.7  Reimbursement Obligation...........................................................................51


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
         3.8  Cash Collateral....................................................................................51
         3.9  Letter of Credit Fees..............................................................................52
         3.10  Issuing Bank Reporting Requirements...............................................................52
         3.11  Indemnification; Exoneration......................................................................53

ARTICLE IV:  CHANGE IN CIRCUMSTANCES
         4.1  Yield Protection...................................................................................54
         4.2  Changes in Capital Adequacy Regulations............................................................55
         4.3  Availability of Types of Advances..................................................................55
         4.4  Funding Indemnification............................................................................55
         4.5  Lender Statements; Survival of Indemnity...........................................................56

ARTICLE V:  CONDITIONS PRECEDENT
         5.1  Initial Advances and Letters of Credit.............................................................56
         5.2  Each Advance and Letter of Credit..................................................................57

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES
         6.1  Organization; Corporate Powers.....................................................................58
         6.2  Authority..........................................................................................58
         6.3  No Conflict; Governmental Consents.................................................................59
         6.4  Financial Statements...............................................................................59
         6.5  No Material Adverse Change.........................................................................60
         6.6  Taxes..............................................................................................60
         6.7  Litigation; Loss Contingencies and Violations......................................................61
         6.8  Subsidiaries.......................................................................................61
         6.9  ERISA..............................................................................................61
         6.10  Accuracy of Information...........................................................................62
         6.11  Securities Activities.............................................................................62
         6.12  Material Agreements...............................................................................63
         6.13  Compliance with Laws..............................................................................63
         6.14  Assets and Properties.............................................................................63
         6.15  Statutory Indebtedness Restrictions...............................................................63
         6.16  Insurance.........................................................................................63
         6.17  Labor Matters.....................................................................................64
         6.18.    Year 2000 Issues...............................................................................64
         6.19  Environmental Matters.............................................................................64
         6.20 Other Indebtedness.................................................................................65
         6.21  Fiscal Periods....................................................................................65

ARTICLE VII:  COVENANTS
         7.1  Reporting..........................................................................................66
         7.2  Affirmative Covenants..............................................................................72


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
         7.3  Negative Covenants.................................................................................77
         7.4  Financial Covenants................................................................................88

ARTICLE VIII:  DEFAULTS
         8.1  Defaults...........................................................................................90

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
AMENDMENTS AND REMEDIES
         9.1  Termination of Commitments; Acceleration...........................................................94
         9.2  Defaulting Lender..................................................................................94
         9.3  Amendments.........................................................................................95
         9.4  Preservation of Rights.............................................................................97

ARTICLE X:  GENERAL PROVISIONS
         10.1  Survival of Representations.......................................................................97
         10.2  Governmental Regulation...........................................................................97
         10.3  Performance of Obligations........................................................................97
         10.4  Headings..........................................................................................98
         10.5  Entire Agreement..................................................................................98
         10.6  Several Obligations; Benefits of this Agreement...................................................98
         10.7  Expenses; Indemnification.........................................................................98
         10.8  Numbers of Documents.............................................................................101
         10.9  Accounting.......................................................................................101
         10.10  Severability of Provisions......................................................................101
         10.11  Nonliability of Lenders.........................................................................101
         10.12  GOVERNING LAW...................................................................................101
         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.........................................102
         10.14  No Strict Construction..........................................................................103

ARTICLE XI:  THE AGENT
         11.1  Appointment; Nature of Relationship..............................................................103
         11.2  Powers...........................................................................................104
         11.3  General Immunity.................................................................................104
         11.4  No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc.........................104
         11.5  Action on Instructions of Lenders................................................................105
         11.6  Employment of Agents and Counsel.................................................................105
         11.7  Reliance on Documents; Counsel...................................................................105
         11.8  The Agent's Reimbursement and Indemnification....................................................105
         11.9  Rights as a Lender...............................................................................106
         11.10  Lender Credit Decision..........................................................................106
         11.11  Successor Agent.................................................................................106
         11.12  Collateral Documents............................................................................107



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
ARTICLE XII:  SETOFF; RATABLE PAYMENTS
         12.1  Setoff...........................................................................................108
         12.2  Ratable Payments.................................................................................108
         12.3  Application of Payments..........................................................................108
         12.4  Relations Among Lenders..........................................................................109

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
         13.1  Successors and Assigns...........................................................................110
         13.2  Participations...................................................................................110
         13.3  Assignments......................................................................................111
         13.4  Confidentiality..................................................................................112
         13.5  Dissemination of Information.....................................................................112

ARTICLE XIV:  NOTICES
         14.1  Giving Notice....................................................................................113
         14.2  Change of Address................................................................................113

ARTICLE XV:  COUNTERPARTS
         15.1  Counterparts.....................................................................................113




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                             EXHIBITS AND SCHEDULES


                                    EXHIBITS


EXHIBIT A         --       Commitments
                           (Definitions)

EXHIBIT B-1       --       Form of Revolving Note
                           (Definitions)

EXHIBIT B-2       --       Form of Swing Line Note
                           (Definitions)

EXHIBIT B-3       --       Form of Tranche A Term Note
                           Definitions

EXHIBIT B-4       --       Form of Tranche B Term Note
                           Definitions

EXHIBIT C         --       Form of Borrowing Notice (Section 2.8)

EXHIBIT D         --       Form of Request for Letter of Credit (Section 3.4)

EXHIBIT E         --       Form of Assignment and Acceptance Agreement
                           (Sections 2.20 and 13.3)

EXHIBIT F         --       Form of Borrower's Counsel's Opinion
                           (Section 5.1)

EXHIBIT G         --       List of Closing Documents
                           (Section 5.1)

EXHIBIT H         --       Form of Officer's Certificate
                           (Sections 5.2 and 7.1(A)(iv))

EXHIBIT I         --       Form of Compliance Certificate
                           (Sections 5.2 and 7.1(A)(iv))

                                    SCHEDULES


Schedule 1.1.1    --       IHC Assets (Definitions)

Schedule 1.1.2    --       Permitted Existing Contingent Obligations
                           (Definitions)

Schedule 1.1.3    --       Permitted Existing Indebtedness (Definitions)

Schedule 1.1.4    --       Permitted Existing Investments (Definitions)

Schedule 1.1.5    --       Permitted Existing Liens (Definitions)

Schedule 3.2      --       Transitional Letters of Credit (Section 3.2)

Schedule 6.3      --       Conflicts; Governmental Consents (Section 6.3)

Schedule 6.4      --       Financial Statements (Section 6.4(A))

Schedule 6.7      --       Litigation; Loss Contingencies (Section 6.7)

Schedule 6.8      --       Subsidiaries (Section 6.8)

Schedule 6.16     --       Insurance (Sections 6.16 and 7.2(E))

Schedule 6.17     --       Labor Matters; Compensation Agreements
                           (Section 6.17)

Schedule 6.19     --       Environmental Matters (Section 6.19)

Schedule 6.21     --       Fiscal Periods (Section 6.21)

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement dated as of May 21, 1999 is entered into among Printpack, Inc., a Georgia corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an assignment and acceptance pursuant to Section 13.3, and The First National Bank of Chicago, in its capacity as contractual representative for itself and the other Lenders to amend and restate the "Original Credit Agreement" (as defined below), which is hereby amended and restated in its entirety.

         WHEREAS, the Borrower has requested and the Agent and the Lenders have agreed to amend the Original Credit Agreement;

         WHEREAS, the Borrower, the Lenders and the Agent have agreed to enter into this Agreement in order to (i) amend and restate the Original Credit Agreement in its entirety; (ii) re-evidence the Obligations, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower; and

         WHEREAS, it is the intention of the parties to this Agreement that this Agreement not constitute a novation and that, from and after the Closing Date, the Original Credit Agreement shall be amended and restated hereby and all references herein to "hereunder," "hereof," or words of like import and all references in any other Loan Document to the "Credit Agreement" or words of like import shall mean and be a reference to the Original Credit Agreement as amended and restated hereby (and any section references to the Original Credit Agreement shall refer to the applicable equivalent provision set forth herein although the section number thereof may have changed);

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Lenders and the Agent, the parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

         1.1 Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "ACCOMMODATION OBLIGATIONS" is defined in the definition "Contingent Obligation" below.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

         "AFFECTED LENDER" is defined in Section 2.20 hereof.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "AGENT" means First Chicago in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Agent appointed pursuant to Article XI hereof.

         "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Sixty Million and 00/100 Dollars ($60,000,000.00).

         "AGGREGATE TERM LOAN COMMITMENT" means the aggregate of the Tranche A Term Loan Commitments ($40,000,000) and the Tranche B Term Loan Commitments ($88,000,000) of all the Lenders. The Aggregate Term Loan Commitment is One-Hundred and Twenty-Eight Million Dollars ($128,000,000).

         "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.4(B)(1) hereof, provided, however, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement



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

Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.4(B)(1) hereof.

         "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and
(b) one-half of one percent (0.5%) per annum.

         "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(C)(i) hereof determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "APPLICABLE EURODOLLAR MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "APPLICABLE FLOATING RATE MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the Applicable Eurodollar Margin applicable to Revolving Loans in effect on such date.

         "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

         "AUTHORIZED OFFICER" means any of the President, Vice President-Finance or Treasurer of the Borrower, acting singly.

         "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BORROWER" means Printpack, Inc., a Georgia corporation, together with its successors and assigns, including a debtor-in-possession on behalf of the Borrower.

         "BORROWER PLEDGE" means that certain Pledge Agreement dated as of the Original Closing Date executed by the Borrower in favor of the Agent, as amended, restated or otherwise modified from time to time, pursuant to which the Borrower has pledged to the Agent, for the benefit of the Holders of Secured Obligations, (i) as of the Original Closing Date, all of the Capital Stock of IHC and PRF and (ii) from time to time after the Original Closing Date, all of the Capital Stock and/or other Equity Interests in any other Person acquired by the Borrower.

         "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.8 hereof.

         "BUSINESS ACTIVITY REPORT" means (A) a Notice of Business Activities Report from the State of Minnesota, Department of Revenue, (B) a Notice of Business Activities Report from the State of New Jersey, Division of Taxation, or (C) any similar report required by any other State relating to the ability of the Borrower or its Subsidiaries to enforce their accounts receivable claims against account debtors located in any such state.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, other than Permitted Acquisitions.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CARRY-OVER AMOUNT" is defined in Section 7.4(C) hereof.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ten (10)
days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.); and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Services or P-1 (or better) by Moody's Investors Services, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

         "CASH FLOW PERIOD" means, as separate periods, each fiscal year of the Borrower.

         "CASH MANAGEMENT AGREEMENTS" means the documents, agreements or arrangements entered into between the Borrower or any of its Subsidiaries and one or more of the Lenders or their affiliates with respect to the cash management arrangements of the Borrower or such Subsidiaries, as the same may from time to time be amended, modified, supplemented or restated.

         "CASH MANAGEMENT OBLIGATIONS" means all obligations and liabilities incurred by the Borrower (whether directly or as guarantor) or any of its Subsidiaries under or in connection with the Cash Management Agreements.

         "CHANGE" is defined in Section 4.2 hereof.

         "CHANGE OF CONTROL" means an event or series of events by which:

                  (a) the Principals or their Related Parties cease to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of at least eighty percent (80%) of the combined voting power of the Borrower's outstanding Capital Stock ordinarily having the right to vote at an election of directors;

                  (b) the Principals or their Related Parties cease to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower; or

                  (c) during any period of twelve (12) consecutive calendar months, individuals:

                           (i) who were directors of the Borrower on the first
                  day of such period, or

                           (ii) whose election or nomination for election to the
                  board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower.

         "CLOSING DATE" means the date on which the conditions for effectiveness of this Agreement shall have taken effect and the Original Credit Agreement shall, by the terms hereof, no longer be of any force or effect.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, or any successor statute.

         "COLLATERAL" means all property and interests in property now owned or hereafter acquired by Enterprises, the Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

         "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with the Original Credit Agreement or this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Security Agreement, the Mexican Pledge, the Borrower Pledge, the Enterprises Pledge, and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Enterprises or the Borrower or any of its Subsidiaries and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

         "COLLECTION ACCOUNT" means each lock-box and blocked depository account maintained by the Borrower, subject to a Collection Account Agreement, for the collection of Receivables and other proceeds of Collateral.

         "COLLECTION ACCOUNT AGREEMENT" means a written agreement among the Borrower, the Agent, and, as applicable, each of the banks at which the Borrower maintains a Collection Account.

         "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "COMMITMENT" means, for each Lender, collectively, such Lender's Revolving Loan Commitment, Tranche A Term Loan Commitment and Tranche B Term Loan Commitment.

         "CONSOLIDATED ASSETS" means the total assets of the Borrower and its Subsidiaries on a consolidated basis, but excluding therefrom all items that are treated as intangibles under Agreement Accounting Principles.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means (i) any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received (such obligations under this clause (i) being sometimes referred to as "ACCOMMODATION OBLIGATIONS") and (ii) any other contingent obligation or liability of such Person, whether or not reflected in financial statements of such Person as a liability.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the

Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "CONTROLLED SUBSIDIARY" of any Person means a Subsidiary of such Person
(i) 90% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.10(D) hereof.

         "CORPORATE BASE RATE" means the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "CURE LOAN" is defined in Section 9.2(iii) hereof.

         "CUSTOMARY PERMITTED LIENS" means:

                  (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (iii) Liens (other than Environmental Liens and Liens in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $5,000,000;

                  (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under Section 8.1(h) hereof; and

                  (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

         "DECISION PERIOD" is defined in Section 7.2(G) hereof.

         "DECISION RESERVE" is defined in Section 7.2(G) hereof.

         "DEFAULT" means an event described in Article VIII hereof.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Tranche B Term Loan Termination Date.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States.

         "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period of (i) Net Income, plus (ii) Interest Expense, plus (iii) charges against income for foreign, federal, state and local taxes, plus (iv) depreciation expense, plus
(v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets, Original Transaction Costs and fees, costs and expenses in connection with this Agreement and the other Loan Documents and in connection with Permitted Acquisitions, plus (vi) other non-cash charges classified as long-term deferrals in accordance with Agreement Accounting Principles.

         "ENTERPRISES" means Printpack Enterprises, Inc., a Georgia corporation, and owner of 99.77% of the Capital Stock of the Borrower, together with its successors and assigns, including a debtor-in-possession on behalf of Enterprises.

         "ENTERPRISES GUARANTY" means that certain Guaranty dated as of the Original Closing Date executed by Enterprises in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

         "ENTERPRISES PLEDGE" means that certain Pledge Agreement dated as of the Original Closing Date executed by Enterprises in favor of the Agent, as amended, restated or otherwise modified from time to time, pursuant to which Enterprises has pledged to the Agent, for the benefit of the Holders of Secured Obligations, all of the Capital Stock of the Borrower owned by Enterprises.

         "ENVIRONMENTAL AUDIT" means the Environmental Audit dated July 24, 1996, prepared for the Borrower by ESCM & Associates, Inc., including the Phase I Environmental Property Assessments for Printpack facilities and certain facilities acquired from James River Corporation of Virginia appended thereto.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., aND the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "EQUIPMENT" means all of the Borrower's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Borrower's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, as adjusted for Reserves; provided that, if Dow Jones Markets (Telerate) Page 3750 is not available for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable London interbank offered rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, as adjusted for Reserves.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period plus the then Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

         "EURODOLLAR RATE LOAN" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

         "EXCESS CASH FLOW" means, for any Cash Flow Period, an amount equal to the Borrower's and its Subsidiaries' consolidated (i) EBITDA for such period, minus (ii) income taxes paid in cash for such period, minus (iii) Capital Expenditures paid in cash during such period, minus (iv) cash charges related to plant closings and early retirement programs for such period, such as severance and equipment relocation charges and termination and modification of benefit programs, minus (v) Interest Expense for such period, minus (vi) scheduled amortization of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other Indebtedness of the Borrower and its Subsidiaries during such period, minus (vii) cash payments in respect of extraordinary and nonrecurring items, minus (viii) the increase (or plus the decrease) in Working Capital during such period, in each case as calculated in accordance with Agreement Accounting

Principles. All such amounts shall be calculated assuming that the Borrower has conducted its business in the ordinary course and in accordance with past practices.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "FINANCING" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests of such Person or any Indebtedness consisting of debt securities of such Person pursuant to a registered offering or private placement.

         "FIRST CHICAGO" means The First National Bank of Chicago, in its individual capacity, and its successors.

         "FIXED CHARGE COVERAGE RATIO" is defined in Section 7.4(A) hereof.

         "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the sum of the Alternate Base Rate for such day, changing and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "FOREIGN EMPLOYEE BENEFIT PLAN" means a plan which would be a Benefit Plan except that such plan is maintained or contributed to by an entity which is not a U.S. business entity.

         "GOVERNMENTAL ACTS" is defined in Section 3.11(a) hereof.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HEDGING AGREEMENTS" is defined in Section 7.3(Q) hereof.

         "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "HOLDERS OF SECURED OBLIGATIONS" means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the Issuing Bank in respect of Reimbursement Obligations, (iii) the Agent, the Lenders, the Swing Line Bank and the Issuing Bank in respect of all other present and future obligations and liabilities of the Borrower, any of its Subsidiaries, Holdings or Enterprises of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Indemnitee in respect of the obligations and liabilities of the Borrower to such Person hereunder, (v) each Lender (or affiliate thereof), in respect of all Hedging Obligations of the Borrower to such Lender (or such affiliate) as exchange party or counterparty under any Hedging Agreement, (vi) each Lender (or affiliate thereof), in respect of all Cash Management Obligations of the Borrower to such Lender (or such affiliate) in connection with any Cash Management Agreement, and (vii) their respective successors, transferees and assigns.

         "HOLDINGS" means Printpack Holdings, Inc., a Delaware corporation, and owner of 97.39% of the Capital Stock of Enterprises, together with its successors and assigns, including a debtor-in-possession on behalf of Holdings.

         "HOLDINGS GUARANTY" means that certain Guaranty as of the Original Closing Date and reaffirmed as of even date herewith executed by Holdings in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

         "IHC" means Printpack Illinois, Inc., an Illinois corporation, together with its successors and assigns, including a debtor-in-possession on behalf of IHC.

         "IHC AGREEMENTS" means the Intercorporate Services Agreement between the Borrower and IHC, the respective Trademark License Agreements between IHC and the Borrower, Holdings, Enterprises and Empaques Printpack de Mexico, S.A. de C.V., and the respective Intellectual Property License Agreements between IHC and the Borrower, Holdings, Enterprises and Empaques Printpack de Mexico, S.A. de C.V., in each case dated as of June 30, 1996.

         "IHC ASSETS" means certain intellectual property, certain tangible assets located in Elgin, Illinois, and certain Equity Interests in the Mexican Subsidiaries, as more specifically described on Schedule 1.1.1 to this Agreement.

         "INDEBTEDNESS" of any Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit, (h) Hedging Obligations, (i) Cash Management Obligations, (j) Off Balance Sheet Liabilities and (k) Disqualified Stock as provided in Section 7.3(M). The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured. In the case of PRF, Indebtedness shall include the unrecovered investment of purchasers of Receivables from PRF pursuant to the Receivables Purchase Documents, and such Indebtedness shall be deemed to be funded Indebtedness for purposes of Section 7.1(G).

         "INDEMNIFIED MATTERS"  is defined in Section 10.7(B) hereof.

         "INDEMNITEES" is defined in Section 10.7(B) hereof.

         "INTEREST EXPENSE" means, for any period, the sum of (i) the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees, and discount and other fees and charges incurred under the Receivables Purchase Documents), but excluding interest expense not payable in cash (including amortization of discount), and (ii) the product of
(a) all cash dividend payments on any series of preferred stock issued by the Borrower or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Borrower, expressed as a decimal, in each case on a consolidated basis, all as determined in conformity with Agreement Accounting Principles.

         "INTEREST PERIOD" means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) months or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the Borrower's business, and shall include all right, title and interest of the Borrower in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Borrower.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "ISSUING BANKS" means First Chicago and SunTrust Bank, Atlanta, and any other Lender which, at the Borrower's request, agrees, in each such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit, and their respective successors and assigns, in each case in such Lender's separate capacity as an issuer of Letters of Credit pursuant to Article III hereof. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Agent.

         "L/C DOCUMENTS" is defined in Section 3.4 hereof.

         "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

         "L/C INTEREST" is defined in Section 3.6 hereof.

         "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "LEAD ARRANGER" means Banc One Capital Markets, Inc., and its successors, in its capacity as lead arranger and sole book runner for the transaction evidenced by this Agreement and the other Loan Documents.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "LETTER OF CREDIT" means the letters of credit to be (a) issued by the Issuing Banks pursuant to Section 3.1 hereof or (b) any letter of credit issued pursuant to the Original Credit Agreement and outstanding on the Closing Date or deemed issued by the Issuing Banks pursuant to Section 3.2 hereof.

         "LEVERAGE RATIO" is defined in Section 7.4(B) hereof.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1 or Section 2.2 hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section
2.3 hereof, and collectively all Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

         "LOAN ACCOUNT" is defined in Section 2.15(F) hereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the L/C Documents, the Collateral Documents, the Parent Agreements, the fee agreement referred to in Section 2.15(C)(ii) and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "MANAGEMENT" means those employees or former employees of the Borrower holding common stock of Holdings, Enterprises or the Borrower as of the Closing Date and from time to time thereafter.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Agent to enforce in any material respect the Obligations or their rights with respect to the Collateral.

         "MAXIMUM REVOLVING CREDIT AMOUNT" means, at any particular time, the Aggregate Revolving Loan Commitment at such time minus the amount of any Decision Reserve in effect at such time.

         "MEXICAN PLEDGE" means that certain Pledge Agreement as of the Original Closing Date executed by the Borrower in favor of the Agent, as amended, restated or otherwise modified from time to time, pursuant to which the Borrower has pledged to the Agent, for the benefit of the Holders of Secured Obligations, sixty-five percent (65%) of the Capital Stock of Empaques Printpack de Mexico, S.A. de C.V.

         "MEXICAN SUBSIDIARIES" means, collectively, (i) Printpack Packaging de Mexico, S.A. de C.V., (ii) Servicios Printpack de Mexico, S.A. de C.V., (iii) Printpack de Mexico, S.A. de C.V., and (iv) Empaques Printpack de Mexico, S.A. de C.V., each a Mexican corporation, together with their respective successors and assigns.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale or Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses related to such Asset Sale or Financing, (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing consisting of Permitted Refinancing Indebtedness, and
(iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with Agreement Accounting Principles, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by such Person or a Subsidiary of such Person after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and (b) cash payments in respect of any Indebtedness, Equity Interest or other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

         "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles; provided, that when calculating Net Income the following items shall be excluded from such calculation: (i) the earnings (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the Borrower or a consolidated Subsidiary; (ii) the earnings of a Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower with respect to such earnings is not, at the date of determination, permitted without the prior approval of a Governmental Authority (and such approval has not been obtained), or is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or the holders of its Capital Stock, (iii) the cumulative effect of a change in accounting principles and (iv) nonrecurring items, such as gains or losses on the sale of assets or any Restructuring Items; but when calculating Net Income such calculation shall include historical audited Net Income (as calculated above) for such period of any Person (or division of such Person) that became a Subsidiary of the Borrower during such period or was merged into or was consolidated with the Borrower or any of its Subsidiaries during such period, or where the assets of such Person (or division of such Person) were acquired by the Borrower or any of its Subsidiaries during such period, whether accrued prior or subsequent to the date of such acquisition, merger or consolidation.

         "NON PRO RATA LOAN" is defined in Section 9.2 hereof.

         "NOTES" means the Revolving Notes,  Swing Line Note and Term Notes.

         "NOTICE OF ASSIGNMENT" is defined in Section 13.3(B) hereof.

         "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, any affiliate of the Agent or any Lender, the Swing Line Bank, any Issuing Bank, or any Indemnitee, of any kind or nature, present or future, arising under the Original Credit Agreement or this Agreement, the Notes, the L/C Documents, the Collateral Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

         "OFF BALANCE SHEET LIABILITIES" of a Person means (a) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (b) any liability under any financing lease, tax retention operating lease or so-called "synthetic" lease transaction, or (c) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "ORFLEX GUARANTY" means the Guarantee executed by the Borrower in favor of PNC Bank, Ohio, National Association ("PNC"), pursuant to which the Borrower guarantees the payment of the indebtedness of Orflex, Ltd. ("Orflex") under that certain Loan Agreement dated January 5, 1995 (as amended, modified, supplemented or restated from time to time) between Orflex and PNC, as more specifically described in Schedule 1.1.2 hereto.

         "ORIGINAL CLOSING DATE" means August 22, 1996.

         "ORIGINAL CREDIT AGREEMENT" means the Credit Agreement dated as of August 22, 1996 among the Borrower, the lenders parties thereto and the Agent, as the same was amended by Amendment No. 1 dated as of September 5, 1997 and Amendment No. 2 dated as of October 31, 1997.

         "ORIGINAL TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Original Credit Agreement and the related documents, instruments and agreement, the issuance of the Senior Subordinated Notes and Senior Notes, and the consummation of the acquisition by the Borrower of certain of the assets and liabilities of the flexible packaging group of James River Corporation and its Affiliates pursuant to an Asset Purchase Agreement dated as of April 10, 1996, as amended through the Original Closing Date and the related transactions.

         "OTHER TAXES" is defined in Section 2.15(E)(ii) hereof.

         "PARENT AGREEMENTS" means, collectively, the Enterprises Guaranty, Enterprises Pledge and Holdings Guaranty.

         "PARTICIPANTS" is defined in Section 13.2(A) hereof.

         "PAYMENT DATE" means the last Business Day of each fiscal quarter of the Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" is defined in Section 7.3(G) (iii) hereof.

         "PERMITTED ADDITIONAL SUBORDINATED INDEBTEDNESS" is defined in Section 7.3(A)(viii) hereof.

         "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Borrower and its Subsidiaries identified as such on Schedule
1.1.2 to this Agreement.

         "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "PERMITTED EXISTING INVESTMENTS" means the Investments of the Borrower and its Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.

         "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrower and its Subsidiaries identified as such on Schedule 1.1.5 to this Agreement.

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" is defined in Section 7.3(A)(iii) hereof.

         "PERMITTED RECEIVABLES TRANSFER" means (i) a sale or other transfer by the Borrower to PRF of "Receivables" and "Related Security" under and as such terms are defined in the Receivables Sale Agreement, in accordance with the terms of the Receivables Sale Agreement and/or (ii) a sale by PRF to purchasers in accordance with the terms of the Receivables Purchase Agreement.

         "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness (other than the Subordinated Notes) permitted by this Agreement that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended,
(ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies) materially less favorable to the Borrower or to the Lenders, taken as a whole, than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

         "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "PRF" means Flexible Funding Corp., a Delaware corporation, together with its successors and assigns, including a debtor-in-possession on behalf of PRF.

         "PRINCIPALS" means Dennis M. Love, James E. Love, III, Carol Anne Love Jennison, William J. Love, Charles Keith Love, David M. Love and Gay Love.

         "PRO RATA SHARE" means, with respect to any Lender, (i) at any time prior to the Closing Date, the percentage obtained by dividing (A) such Lender's Commitments at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Term Loan Commitment and the Aggregate Revolving Loan Commitment at such time and (ii) at any time after the Closing Date, the percentage obtained by dividing (A) the sum of such Lender's Term Loans and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Term Loans and the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Lender's Term Loans and Revolving Loans and, in the case of the Swing Line Bank, Swing Line Loans, by
(y) the aggregate amount of all Term Loans, Revolving Loans and Swing Line
Loans.

         "PURCHASERS" is defined in Section 13.3(A) hereof.

         "RATE OPTION" means the Eurodollar Rate or the Floating Rate.

         "RECEIVABLE(S)" means and includes all of the Borrower's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit; provided, however, that Receivables that are transferred to PRF pursuant to a Permitted Receivables Transfer shall be deemed not to be Receivables hereunder, until such time, if any, as any such Receivables are repurchased by or otherwise transferred to the Borrower pursuant to the terms of the Receivables Sale Agreement or otherwise; provided further, that upon any such Permitted Receivables Transfer, the Lien of the Agent shall automatically attach to the proceeds of such sale.

         "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated as of August 22, 1996, as amended as of September 21, 1998 and as of the date hereof, among PRF, Falcon Asset Securitization Corporation ("FALCON"), the other purchasers party thereto and First Chicago as agent for Falcon and such other purchasers, as such agreement may be amended, restated or otherwise modified from time to time in accordance with the terms hereof, or any replacement or substitution therefor.

         "RECEIVABLES PURCHASE DOCUMENTS" means the Receivables Sale Agreement and the Receivables Purchase Agreement.

         "RECEIVABLES SALE AGREEMENT" means that certain Receivables Sale Agreement dated as of August 22, 1996 between the Borrower and PRF, pursuant to which the Borrower shall sell to PRF all of its "Receivables" and "Related Security" (as such terms are defined therein), as such agreement may be amended, restated or otherwise modified from time to time in accordance with the terms hereof, or any replacement or substitution therefor.

         "REGISTER" is defined in Section 13.3(C) hereof.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the obtaining of credit by borrowers for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATION" is defined in Section 3.7 hereof.

         "RELATED PARTY" with respect to any Principal means (A) any spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding the outstanding Equity Interests of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "REPLACEMENT LENDER" is defined in Section 2.20 hereof.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66-2/3%); provided, however, that, if any of the Lenders shall have wrongfully failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrower, or any Swing Line Loan as requested by the Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Revolving Loan Pro Rata Shares of such Revolving Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; provided further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are equal to or greater than sixty-six and two-thirds percent (66-2/3%).

         "REQUIRED REVOLVING LOAN LENDERS" means Lenders whose Revolving Loan Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66-2/3%); provided, however, that, if any of the Lenders shall have wrongfully failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrower, or any Swing Line Loan as requested by the Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Revolving Loan Pro Rata Shares of such Revolving Loans or Swing Line Loans has not been so cured) whose Revolving Loan Pro Rata Shares represent at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Revolving Loan Pro Rata Shares of such Lenders; provided further, however, that, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED REVOLVING LOAN LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are equal to or greater than sixty-six and two-thirds percent (66-2/3%).

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "RESTRICTED INVESTMENT" means any Investment other than an Investment permitted by Section 7.3(D) (other than clause (xi) thereof).

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations and other than with the proceeds of Permitted Refinancing Indebtedness, (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, and (v) any Restricted Investment.

         "RESTRUCTURING ITEMS" shall mean the charges or reserves taken on the financial statements of the Borrower or any of its Subsidiaries in accordance with Agreement Accounting Principles in connection with severance, plant closings, equipment relocations or other charges related to the consolidation or rationalization of operations.

         "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the outstanding principal amount of the Swing Line Loans at such time, plus (iii) the L/C Obligations at such time.

         "REVOLVING LOAN" is defined in Section 2.2 hereof.

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or on
Schedule 1 of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "REVOLVING LOAN PRO RATA SHARE" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then aggregate amount of such Lender's Revolving Loan Commitment (or, if such Revolving Loan Commitments have been terminated, the outstanding principal balance of such Lender's Revolving Loans) and the denominator of which shall be the then aggregate amount of all Revolving Loan Commitments (or, if such Revolving Loan Commitments have been terminated, the outstanding principal balance of all Revolving Loans).

         "REVOLVING LOAN TERMINATION DATE" means December 31, 2003.

         "REVOLVING NOTE" means a promissory note, in substantially the form of Exhibit B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

         "RISK-BASED CAPITAL GUIDELINES" is defined in Section 4.2 hereof.

         "SECURED OBLIGATIONS" means, collectively, (i) the Obligations; (ii) all Hedging Obligations owing under Hedging Agreements to any Lender or any affiliate of any Lender; and (iii) all Cash

Management Obligations owing under Cash Management Agreements to any Lender or any affiliate of any Lender.

         "SECURITY AGREEMENT" means that certain Security Agreement dated as of the Original Closing Date and reaffirmed as of the Closing Date executed by the Borrower in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

         "SENIOR NOTE INDENTURE" means that certain Indenture dated as of August 22, 1996, between the Borrower and Fleet National Bank, as Trustee, as amended, supplemented or modified in accordance with Section 7.3(R) hereof.

         "SENIOR NOTES" means those certain Senior Notes due 2004, issued by the Borrower in the aggregate principal amount of $100,000,000 pursuant to the Senior Note Indenture, as amended, supplemented or modified in accordance with
Section 7.3(R) hereof.

         "SENIOR SUBORDINATED NOTE INDENTURE" means that certain Indenture dated as of August 22, 1996, between the Borrower and Fleet National Bank, as Trustee, as amended, supplemented or modified in accordance with Section 7.3(R) hereof.

         "SENIOR SUBORDINATED NOTES" means those certain Senior Subordinated Notes due 2006, issued by the Borrower in the aggregate original principal amount of $200,000,000 pursuant to the Senior Subordinated Note Indenture, as amended, supplemented or modified in accordance with Section 7.3(R) hereof.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SUBORDINATED INDEBTEDNESS" means, collectively, (i) the Senior Subordinated Notes, (ii) the Subordinated Notes, and (ii) any Permitted Additional Subordinated Indebtedness.

         "SUBORDINATED NOTE AGREEMENT" means that certain Note Purchase Agreement dated March 13, 1995, as amended as of the Original Closing Date, between the Borrower and the purchasers named therein, as amended, supplemented or modified in accordance with Section 7.3(R) hereof.

         "SUBORDINATED NOTES" means those certain 11.00% Subordinated Notes due May 4, 2014, issued by the Borrower in the aggregate principal amount of $10,384,000 pursuant to the Subordinated Note Agreement, as amended, supplemented or modified in accordance with Section 7.3(R) hereof.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SWING LINE BANK" means First Chicago or any other Lender as a successor Swing Line Bank.

         "SWING LINE COMMITMENT" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

         "SWING LINE LOAN" means (a) any Swing Line Loan made pursuant to the Original Credit Agreement and outstanding on the Closing Date and (b) any Loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.3 hereof.

         "SWING LINE NOTE" means a promissory note, in substantially the form of Exhibit B-2 hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

         "TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement among the Borrower and, Holdings, Enterprises, IHC and PRF, as executed by such parties as of the Original Closing Date.

         "TAX INCENTIVE PROGRAM" means the Payment in Lieu of Taxes Program sponsored by the Industrial Development Board ("IDB") of the City of Jackson, Tennessee, pursuant to which (a) real property and equipment associated with the Jackson, Tennessee, operations are transferred to the IDB in exchange for a non-interest bearing promissory note in an original amount equal to the fair market value of the property so transferred, (b) the IDB leases such transferred property to the Borrower pursuant to a lease having no interest component and providing for rental payments that match the payment terms of the related promissory note, and (c) the Borrower pays a fee to the IDB that is substantially less than the property taxes that it would otherwise pay if it were not participating in such Payment in Lieu of Taxes Program.

         "TAXES" is defined in Section 2.15(E)(i) hereof.

         "TERMINATION DATE" means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination of the Aggregate Revolving Loan Commitment pursuant to Section 2.6 hereof or the Revolving Loan Commitments pursuant to Section 9.1 hereof.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which within a twelve-month period results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "TERM LOANS" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

         "TERM NOTES" means, collectively, the Tranche A Term Notes and the Tranche B Term Notes.

         "TOTAL DEBT" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of the Borrower and its Subsidiaries, other than (i) Hedging Obligations and (ii) the sum of the amounts then available for drawing under Letters of Credit.

         "TRANCHE A PRO RATA SHARE" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then outstanding principal balance of such Lender's Tranche A Term Loans and the denominator of which shall be the then outstanding principal balance of all Tranche A Term Loans.

         "TRANCHE A TERM LOAN" is defined in Section 2.1(A) hereof.

         "TRANCHE A TERM LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make its Tranche A Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche A Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

         "TRANCHE A TERM LOAN LENDER" means any Lender with a Tranche A Term Loan Commitment.

         "TRANCHE A TERM LOAN TERMINATION DATE" means the earlier of (a) December 31, 2003 or (b) the date of termination of the Revolving Loan Commitments pursuant to Section 2.6 or Section 9.1.

         "TRANCHE A TERM NOTE" means a promissory note, in substantially the form of Exhibit B-3 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Tranche A Term Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Tranche A Term Note.

         "TRANCHE B PRO RATA SHARE" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then outstanding principal balance of such Lender's Tranche B Term Loans and the denominator of which shall be the then outstanding principal balance of all Tranche B Term Loans.

         "TRANCHE B TERM LOAN" is defined in Section 2.1(B) hereof.

         "TRANCHE B TERM LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make its Tranche B Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche B Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

         "TRANCHE B TERM LOAN LENDER" means any Lender with a Tranche B Term Loan Commitment.

         "TRANCHE B TERM LOAN TERMINATION DATE" means March 31, 2004.

         "TRANCHE B TERM NOTE" means a promissory note, in substantially the form of Exhibit B-4 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Tranche B Term Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Tranche B Term Note.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Loan Documents.

         "TRANSACTION DOCUMENTS" means the Loan Documents, and the documents executed in connection with the Senior Subordinated Notes, Subordinated Notes and the Senior Notes.

         "TRANSFEREE" is defined in Section 13.5 hereof.

         "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

         "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "WORKING CAPITAL" means, as at any date of determination, the excess, if any, of (i) the Borrower's consolidated current assets, except cash and Cash Equivalents, over (ii) the Borrower's consolidated current liabilities, except current maturities of long-term debt and Revolving Credit Obligations as of such date and all accrued interest as of such date.

         "YEAR 2000 ISSUES" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, on and after January 1, 2000, as it affects the business, operations, and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

         "YEAR 2000 PROGRAM" is defined in Section 5.19.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

         1.2 References. The existence throughout the Agreement of references to the Borrower's Subsidiaries is for a matter of convenience only. Any references to Subsidiaries of the Borrower set forth herein shall not in any way be construed as consent by the Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3 Supplemental Disclosure. At any time at the reasonable request of the Agent and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Unless any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are not prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by the Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.


         1.4 Amendment and Restatement of Original Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Sections 5.1 and 5.2, the terms and provisions of the Original Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Secured Obligations incurred under the Original Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Secured Obligations under (and shall be governed by the terms of) this Agreement. Without limiting the foregoing, (a) all Letters of Credit issued (or deemed issued) for the account of the Borrowers under the Original Credit Agreement which remain outstanding on the Closing Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement and (b) all Secured Obligations under Hedging Agreements with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Secured Obligations under this Agreement and the other Loan Documents.


ARTICLE II:  THE TERM LOANS AND REVOLVING LOAN FACILITIES

         2.1. Term Loans. Prior to the Closing Date, term loans were previously made to the Borrower under the Original Credit Agreement in the original aggregate principal amount of One-Hundred and Seventy Million and no/100 dollars ($170,000,000), the principal balance of which has been reduced to One-Hundred and Twenty-Eight Million and no/100 dollars ($128,000,000)as of the date of this Agreement (such outstanding loans being hereinafter referred to as the "ORIGINAL TERM LOANS"). Subject to the terms and conditions set forth in this Agreement, the Borrower and each Lenders agree that on the Closing Date, the Original Term Loans shall be reevidenced by this Agreement, the terms of the Original Term Loans shall be restated in their entirety and shall be evidenced by this Agreement. The Original Term Loans as reevidenced and restated by this Agreement are referred to herein collectively as the "TERM LOANS."

         (A) Amount of Tranche A Term Loans. Subject to the terms and conditions set forth in this Agreement, Forty Million and no/100 dollars ($40,000,000) of the Original Term Loans shall be reevidenced hereby as term loans held by each Tranche A Term Loan Lender in an amount equal to such Lender's Tranche A Term Loan Commitment (each individually, a "TRANCHE A TERM LOAN" and, collectively, the "TRANCHE A TERM LOANS").

         (B) Amount of Tranche B Term Loans. Subject to the terms and conditions set forth in this Agreement, Eighty-Eight Million and no/100 dollars ($88,000,000) of the Original Term Loans shall be reevidenced hereby as term loans held by each Tranche B Term Loan Lender in an amount equal to such Lender's Tranche B Term Loan Commitment (each individually, a "TRANCHE B TERM LOAN" and, collectively, the "TRANCHE B TERM LOANS").

         (C) Term Loans Initially Floating Rate Loans. The Term Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in
Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II.

         (D) Repayment of the Tranche A Term Loans. The Tranche A Term Loans shall be repaid in seventeen (17) consecutive equal quarterly installments of $2,222,222, payable on the last Business Day of each fiscal quarter of the Borrower, commencing September 25, 1999 and continuing thereafter until September 27, 2003, with a final installment of $2,222,226 payable on the Tranche A Term Loan Termination Date, and the Tranche A Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Tranche A Term Loans. In addition, the then outstanding principal balance of the Tranche A Term Loans, if any, shall be due and payable on the Tranche A Term Loan Termination Date. No installment of any Tranche A Term Loan shall be reborrowed once repaid.

         (E) Repayment of the Tranche B Term Loans. The Tranche B Term Loans shall be repaid in eighteen (18) consecutive equal quarterly installments of $220,000, payable on the last Business Day of each fiscal quarter of the Borrower, commencing September 25, 1999 and continuing thereafter until December 27, 2003, with a final installment of $84,040,000 payable on the Tranche B Term Loan Termination Date, and the Tranche B Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Tranche B Term Loans. In addition, the then outstanding principal balance of the Tranche B Term Loans, if any, shall be due and payable on the Tranche B Termination Date. No installment of any Tranche B Term Loan shall be reborrowed once repaid.

         (F) Additional Payments on the Term Loans. In addition to the scheduled payments on the Term Loans, the Borrower (a) may make the voluntary prepayments described in Section 2.5(A) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(A) and (b) shall make the mandatory prepayments prescribed in Section 2.5(B) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(B).

         2.2 Revolving Loans. Prior to the Closing Date, revolving loans were previously made to the Borrower under the Original Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding revolving loans being hereinafter referred to as the "ORIGINAL REVOLVING LOANS"). Subject to the terms and conditions set forth in this Agreement, the Borrower and each of the Lenders agree that on the Closing Date, the Original Revolving Loans shall be reevidenced by this Agreement, the terms of the Original Revolving Loans shall be restated in their entirety and shall be evidenced by this Agreement. Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, from and including the date of this Agreement and prior to the Revolving Loan Termination Date, each Lender which has a Revolving Loan Commitment severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Revolving Loan Pro Rata Share of Revolving Credit Availability at such time (the Original Revolving Loans as reevidenced and restated by this Agreement and any such loans made pursuant to this Section 2.2, being referred to individually as a "REVOLVING LOAN" and, collectively as the "REVOLVING LOANS"); provided, however, at no time shall the Revolving Credit Obligations exceed the Maximum Revolving Credit Amount. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Loan Termination Date. The Original Revolving Loans and any Revolving Loans made on the Closing Date shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.2 shall consist of Revolving Loans made by each Lender which has a Revolving Loan Commitment ratably in proportion to such Lender's respective Revolving Loan Pro Rata Share.

         2.3 Swing Line Loans. (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1 and 5.2, from and including the date of this Agreement and prior to the Revolving Loan Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); provided, however, at no time shall the Revolving Credit Obligations exceed the Maximum Revolving Credit Amount; and provided, further, that at no time shall the sum of (a) the outstanding amount of the Swing Line Loans, plus (b) the outstanding amount of Revolving Loans made by the Swing Line Bank pursuant to
Section 2.2 (after giving effect to any concurrent repayment of Loans), exceed the Swing Line Bank's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Loan Termination Date.

         (b) Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Bank a Borrowing Notice, signed by it, not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans, which shall be an amount not less than $100,000. The Agent shall promptly notify each Lender of such request.

         (c) Making of Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.3(b) in respect of Swing Line Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower at the Agent's aforesaid address.

         (d) Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by the Swing Line Note, and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $100,000, any portion of the outstanding Swing Line Loans, upon notice to the Agent and the Swing Line Bank. In addition, the Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) which has a Revolving Loan Commitment to make a Revolving Loan in the amount of such Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.3(d), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. Revolving Loans made pursuant to this Section 2.3(d) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections
5.1 and 5.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.3(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Bank or any other Person, (B) the occurrence of continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Borrower, or (D) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.3(d), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.3(d), such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.4 Rate Options for all Advances. The Advances may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.10. The Borrower may select, in accordance with Section 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans and the Term Loans; provided that there shall be no more than six (6) Interest Periods in effect with respect to all of the Loans at any time. The Swing Line Loans shall at all times be Floating Rate Loans.

         2.5  Optional Payments; Mandatory Prepayments.

         (A) Optional Payments. The Borrower may from time to time repay or prepay, without penalty or premium except the prepayment premium provided in the last sentence of this Section 2.5(A), all or any part of outstanding Floating Rate Advances; provided, that the Borrower may not so prepay Floating Rate Advances consisting of Term Loans unless it shall have provided at least one Business Day's written notice to the Agent of such prepayment. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4 and subject to the last sentence of this Section 2.5(A), provided, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least three Business Days' written notice to the Agent of such prepayment. Unless the aggregate outstanding principal balance of the Term Loans is to be prepaid in full, voluntary prepayments of the Tranche A Term Loans or Tranche B Term Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount in each case for such tranche. Optional prepayments of the Term Loans shall be applied pro rata between the Tranche A Term Loans and the Tranche B Term Loans, and shall be applied to each of the then remaining installments payable thereunder, on a ratable basis based upon the respective amounts of such installments. Notwithstanding anything herein to the contrary, any optional prepayment of Tranche B Term Loans made prior the date that is one year after the date of this Agreement shall be accompanied by the payment of a prepayment premium equal to one percent (1.0%) of the amount so prepaid to be paid to the Tranche B Term Loan Lenders in accordance with their Tranche B Pro Rata Shares.

         (B) Mandatory Prepayments.

         (i)  Mandatory Prepayments of Term Loans.

                  (a) Upon the consummation of any Asset Sale by the Borrower or any Subsidiary of the Borrower other than those Asset Sales permitted pursuant to Section 7.3(B)(i), (ii), (iii), (iv) and (v), except to the extent that the Net Cash Proceeds of such Asset Sale, when combined with the Net Cash Proceeds of all such Asset Sales during the immediately preceding twelve-month period, do not exceed $5,000,000, and except as provided in the second and third sentences of this
         Section 2.5(B)(i)(a), within fifteen (15) Business Days after the Borrower's or any of its Subsidiaries' (i) receipt of any Net Cash Proceeds from any such Asset Sale, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents. Net Cash Proceeds of Asset Sales with respect to which the Borrower shall have given the Agent written notice of its intention to replace the assets within six months, in the case of a sale of Equipment, or twelve months, in the case of a sale of real property, following such Asset Sale shall not be subject to the provisions of the first sentence of this Section 2.5(B)(i)(a) unless and to the extent that such applicable period shall have expired without such replacement having been made.

                  (b) Upon the consummation of any Financing by the Borrower or any Subsidiary of the Borrower, except as provided in the second sentence of this Section 2.5(B)(i)(b), within three (3) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds from such Financing, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds. Net Cash Proceeds of Financings consisting of Permitted Refinancing Indebtedness or which are used, after written notice by the Borrower to the Agent thereof, for any Permitted Acquisition or any Restricted Payment permitted under Section 7.3(F) shall not be subject to the provisions of the first sentence of this Section 2.5(B)(i)(b).

                  (c) Simultaneously with the delivery of the annual audited financial statements required to be delivered pursuant to Section 7.1(A)(iii) for each Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Cash Flow Period and shall make a mandatory prepayment, payable not later than the earlier of ten (10) days after such financial statements and calculation are delivered or one hundred
         (100) days after the end of such Cash Flow Period, in an amount equal to seventy-five percent (75.0%) of such Excess Cash Flow.

                  (d) Nothing in this Section 2.5(B)(i) shall be construed to constitute the Lenders' consent to any transaction referred to in clauses (a) and (b) above which is not expressly permitted by the terms of this Agreement.

                  (e) Each mandatory prepayment required by clauses (a), (b) and
         (c) of this Section 2.5(B) shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be allocated and applied to the Obligations as follows:

                           (I) the amount of each Designated Prepayment shall be
                  applied pro rata between the Tranche A Term Loans, the Tranche B Term Loans, and, in each case, applied to the remaining installments in the inverse order of maturity; and

                           (II) following the payment in full of the Term Loans,
                  the amount of each Designated Prepayment shall be applied to repay Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of the Required Revolving Loan Lenders) and following the payment in full of the Revolving Loans, the amount of each Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations.

                  (f) So long as any Tranche A Term Loans are outstanding, any Tranche B Term Loan Lender may decline any Designated Prepayment, in which case the amount declined will be applied to the then remaining installments of the Tranche A Term Loans in the inverse order of maturity; provided, however, that this clause (f) shall not limit the right of the Borrower to make voluntary prepayment pursuant to Section 2.5(A)..

                  (g) On the date any Designated Prepayment is received by the Agent, such prepayment shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity; provided, the Borrower shall be required to pay all amounts payable under Section 4.4 in connection with the prepayment of any Eurodollar Rate Loans.

         (ii) Mandatory Prepayments of Revolving Loans. In addition to prepayments under Section 2.5(B)(i)(e)(II), if at any time and for any reason the Revolving Credit Obligations are greater than the Maximum Revolving Credit Amount, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

         (iii) Subject to the preceding provisions of this Section 2.5(B), all of the mandatory prepayments made under this Section 2.5(B) shall be applied first to Floating Rate Loans and to any

Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity; provided, the Borrower shall be required to pay all amounts payable under Section 4.4 in connection with the prepayment of any Eurodollar Rate Loans.

         2.6 Reduction of Commitments. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders with Revolving Loan Commitments, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.7 Method of Borrowing. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender with a Revolving Loan Commitment shall make available its Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.8 Method of Selecting Types and Interest Periods for Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of Exhibit C hereto (a "BORROWING NOTICE") not later than 10:00 a.m. (Chicago time) (a) on the Borrowing Date of each Floating Rate Advance and (b) three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. The Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate or each change in the Applicable Floating Rate Margin. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance, changing when and as the Applicable Eurodollar Margin changes.

         2.9 Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans pursuant to Section 2.3(d) or a Reimbursement Obligation pursuant to Section 3.7) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

         2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

         (A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.4 and this Section 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Agent notice in accordance with Section 2.10(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

         (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(A) or Section 2.10(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) Conversion/Continuation Notice. The Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 10:00 a.m. (Chicago time) three Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

         2.11 Default Rate. After the occurrence and during the continuance of a Default, at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the fees payable under Section 3.8 with respect to Letters of Credit shall be increased by two percent (2.0%) per annum above the Floating Rate or Eurodollar Rate, as applicable.

         2.12 Collection Account Arrangements. All collections of Receivables included in the Collateral and other proceeds of Collateral shall be deposited in a Collection Account which is subject to a Collection Account Agreement or pursuant to another similar arrangement for the collection of such amounts established by the Borrower and Agent and shall be transferred in accordance with the provisions of the respective Collection Account Agreements. On or prior to the Closing Date, the Borrower shall have entered into and shall thereafter maintain lock-box services agreements with banks which are parties to Collection Account Agreements and to which lock-boxes account debtors shall directly remit all payments on Receivables. Any of the foregoing collections received by the Borrower and not so deposited, shall be deemed to have been received by the Borrower as the Agent's trustee and, upon the Borrower's receipt thereof, the Borrower shall immediately transfer all such amounts into a Collection Account in their original form. Such deposits shall be remitted to the Agent, the Borrower or as the Agent may direct, all in accordance with the provisions of the Collection Account Agreements.

         2.13 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Borrower authorizes the Agent to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.14 Notes, Telephonic Notices. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any such Note. The Borrower authorizes the Lenders and the Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorized Officer who provided such confirmation of such difference.

         2.15 Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

         (A) Promise to Pay. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

         (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (C) Commitment Fees. (i) The Borrower shall pay to the Agent, for the account of the Lenders with Revolving Loan Commitments in accordance with their Revolving Loan Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage, on the amount by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations in effect from time to time. All such commitment fees payable under this clause (C) shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on June 26, 1999), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole. In addition, on the Closing Date, the Borrower shall pay to the Agent for the ratable account of the lenders parties to the Original Credit Agreement, the accrued and unpaid commitment fees under the Original Credit Agreement through to the Closing Date.

         (ii) The Borrower agrees to pay to the Agent and the Lead Arranger, solely for their account (to be allocated among the Agent and the Lead Arranger in their discretion) the fees set forth in the letter agreement among the Agent, the Lead Arranger and the Borrower dated April 2, 1999 and executed by the Borrower on April 5, 1999, payable at the times and in the amounts set forth therein.

         (D) Interest and Fee Basis; Applicable Eurodollar Margin; Applicable Floating Rate Margin and Applicable Commitment Fee Percentage.

         (i) Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment.

If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         (ii) The Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this Section 2.15(D)(ii):


    LEVEL            LEVERAGE              APPLICABLE MARGINS                   APPLICABLE                  APPLICABLE
                      RATIO                   FOR REVOLVING                     MARGINS FOR                 COMMITMENT
                                            LOANS AND TRANCHE                 TRANCHE B TERM                   FEE
                                              A TERM LOANS                         LOANS                    PERCENTAGE
----------------------------------------------------------------------------------------------------------------------
                                       APPLICABLE       APPLICABLE      APPLICABLE      APPLICABLE
                                        FLOATING        EURODOLLAR       FLOATING       EURODOLLAR
                                          RATE            MARGIN           RATE           MARGIN
                                         MARGIN                           MARGIN
----------------------------------------------------------------------------------------------------------------------
   LEVEL 1           >= 5.00             1.50%            2.75%           2.00%            3.25%              0.50%
----------------------------------------------------------------------------------------------------------------------
   LEVEL 2          >=4.50 and           1.25%            2.50%           2.00%            3.25%              0.45%
                      < 5.00
----------------------------------------------------------------------------------------------------------------------
   LEVEL 3          >=4.00 and           1.00%            2.25%           2.00%            3.25%              0.40%
                      < 4.50
----------------------------------------------------------------------------------------------------------------------
   LEVEL 4          >=3.50 and           0.75%            2.00%           2.00%            3.25%              0.35%
                      < 4.00
----------------------------------------------------------------------------------------------------------------------
   LEVEL 5          >=3.00 and           0.25%            1.75%           2.00%            3.25%              0.30%
                      < 3.50
----------------------------------------------------------------------------------------------------------------------
   LEVEL 6            < 3.00               0%             1.50%           2.00%            3.25%              0.25%
----------------------------------------------------------------------------------------------------------------------

Except as provided in the last sentence of this Section 2.15(D)(ii), for purposes of this Section 2.15(D)(ii), the Leverage Ratio shall be determined as of the last day of each fiscal quarter based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment. Upon receipt of the financial statements delivered pursuant to Section 7.1(A)(ii), the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(A)(iv); provided, that if the Borrower shall not have timely delivered its financial statements in accordance with Section 7.1(A)(ii), then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Eurodollar Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 5.0 to 1.0. The initial Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be at Level I until January 1, 2000, at which time the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be adjusted based upon the Leverage Ratio for the fiscal quarter ended September 25, 1999 based upon the financial statements and compliance certificate delivered for such fiscal quarter and thereafter shall be adjusted as required in accordance with this Section 2.15(D)(ii).

         (E) Taxes.

                  (i) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan

         Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15(E)) such Lender or the Agent (as the case may
         be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments or such Lender.

                  (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

                  (iii) The Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(E)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this Section 2.15(E) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                  (vi) Without limiting the obligations of the Borrower under this Section 2.15(E), each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) or, if such Lender is not a "bank" within the meaning of
         Section 881(c)(3)(A) of the Code, two completed and signed copies of IRS Form W-8 or W-9 or successor applicable form, of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this Section 2.15(E)(vi). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to January 1, 2002, and every third
         (3rd) anniversary of such date thereafter on which this Agreement is still in effect, another certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), each Lender that delivers a Form W-8 or W-9 as prescribed above, and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such Form W-8 or W-9 or another certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

                           (a) that such Lender is capable of receiving payments
                  of interest hereunder without deduction or withholding of United States of America federal income tax;

                           (b) that such Lender is not capable of receiving
                  payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

                           (c) that, as a result of the adoption of or any
                  change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

         Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

         (F) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of the Borrower to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

         (G) Control Account. The Register maintained by the Agent pursuant to
Section 13.3(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder, the type of Loan comprising such Advance and any Interest Period applicable thereto, (ii) the effective date and amount of each assignment and acceptance delivered to and accepted by it and the parties thereto pursuant to Section 13.3, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (H) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

         2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender with a Revolving Loan Commitment of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19 Termination Date. This Agreement shall be effective until the Tranche B Termination Date. Notwithstanding the termination of this Agreement on the Tranche B Termination Date, until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.

         2.20 Replacement of Certain Lenders. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Revolving Loan Pro Rata Share of any Advance requested by the Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.3(d), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured,
(ii) requested compensation from the Borrower under Sections 2.15(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 10.2, then, in any such case, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its reasonable best efforts to assign pursuant to one or more duly executed assignments and acceptances in substantially the form of Exhibit E five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) which the Borrower or the Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Section 13.3. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.15(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this
Section 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 4.1, 4.2, 4.4, and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8. Upon the replacement of any Affected Lender pursuant to this Section 2.20, the provisions of Section 9.2 shall continue to apply with respect to borrowings which are then outstanding with respect to which the Affected Lender failed to fund its Revolving Loan Pro Rata Share and which failure has not been cured.


ARTICLE III: THE LETTER OF CREDIT FACILITY

         3.1 Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each Issuing Bank hereby agrees to issue for the account of the Borrower through such Issuing Bank's branches as it and the Borrower may jointly agree, one or more Letters of Credit in accordance with this Article III, from time to time during the period, commencing on the date hereof and ending on the fifth Business Day prior to the Revolving Loan Termination Date.

         3.2 Transitional Provision. Schedule 3.2 contains a schedule of certain letters of credit issued for the account of the Borrower under the Original Credit Agreement. Subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III.

         3.3 Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

                  (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $10,000,000; or

                  (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of: (a) one (1) year after the date of issuance thereof; provided any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the following clause (b)) or (b) five (5) Business Days immediately preceding the Revolving Loan Termination Date.

         3.4 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Borrower shall have delivered to the applicable Issuing Bank at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit D hereto, duly executed applications for such Letter of Credit, and such other customary documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C DOCUMENTS"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

                  (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

To the extent that any provision of any L/C Document cannot reasonably be construed to be consistent with this Agreement, requires greater collateral security or imposes additional obligations not reasonably related to customary letter of credit arrangements, such provision shall be invalid and this Agreement shall control.

         3.5 Procedure for Issuance of Letters of Credit. (a) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1 and 5.2 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied unless it shall have received notice to the contrary from the Agent or a Lender or has knowledge that the applicable conditions have not been met.

         (b) The applicable Issuing Bank shall give the Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, provided, however, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

         (c) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

         3.6 Letter of Credit Participation. Unless a Lender shall have notified the Issuing Bank prior to the issuance of a Letter of Credit that any applicable condition precedent set forth in Sections 5.1 and 5.2 had not been satisfied,
(a) upon the Closing Date with respect to each Letter of Credit outstanding under the Original Credit Agreement and (b) immediately upon the issuance of each other Letter of Credit hereunder, each Lender with a Revolving Loan Commitment shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST" in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Revolving Loan Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Lender shall make payment to the Agent, for the account of the applicable Issuing Bank, in immediately available funds in an amount equal to such Lender's Revolving Loan Pro Rata Share of the amount of such payment or draw. The obligation of each Lender with a Revolving Loan Commitment to reimburse the Issuing Banks under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 3.6, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this
Section 3.6.

         3.7 Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders with Revolving Loan Commitments, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

         3.8 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the Borrower shall, upon the Agent's demand, deliver to the Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. Any such collateral shall be held by the Agent in a separate interest bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts (including interest income) remaining in any cash collateral account established pursuant to this Section 3.8 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account).


         3.9 Letter of Credit Fees. The Borrower agrees to pay (i) on each Payment Date and on the Revolving Loan Termination Date, in arrears, to the Agent for the ratable benefit of the Lenders, except as set forth in Section 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all standby Letters of Credit, (ii) on each Payment Date and on the Revolving Loan Termination Date, in arrears, to the Agent for the sole account of each Issuing Bank, a letter of credit fee of one-quarter of one percent (0.25%) per annum on the average daily outstanding face amount available for drawing under all standby Letters of Credit issued by such Issuing Bank, and
(iii) to the Agent for the benefit of each Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Bank with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

         3.10 Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(c), each Issuing Bank shall, no later than the tenth Business Day following the last day of each month, provide to the Agent, upon the Agent's request, schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower during such month. In addition, upon the request of the Agent, each Issuing Bank shall furnish to the Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Agent. Upon the request of any Lender, the Agent will provide to such Lender information concerning such Letters of Credit.

         3.11 Indemnification; Exoneration. (a) In addition to amounts payable as elsewhere provided in this Article III, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         (b) As among the Borrower, the Lenders, the Agent and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section 3.11.

         (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

         (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.


ARTICLE IV:  CHANGE IN CIRCUMSTANCES

         4.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this

Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

                  (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

         4.2 Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid.

         4.4 Funding Indemnification. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance.

         4.5 Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to Section 2.15(E) or to this Article IV shall use its best efforts to notify the Borrower and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Article IV shall be in writing and shall state the amount due, if any, under Section 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under Sections 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE V:  CONDITIONS PRECEDENT

         5.1 Initial Advances and Letters of Credit. The effectiveness of this Agreement and the obligation of each Lender to make any Loan requested to be made by it from and after the Closing Date, and the obligation of the Agent to issue and of each Lender with a Revolving Loan Commitment to participate in any Letter of Credit from and after the Closing Date, shall be subject to (a) payment by the Borrower to the Agent for the account of the Lenders of the fees payable by the Borrower as set forth in the letter agreement among the Borrower, the Lead Arranger and the Agent dated as of April 19, 1999 and (b) satisfaction of the conditions set forth in the Term Sheet dated April 1999 and included under Tab 4 of the Confidential Information Memorandum dated April 1999 prepared by the Borrower and delivered to the Lenders (the "BANK BOOK"); and (c) receipt from the Borrower by the Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Agent and the
Lenders:

                  (1) Copies of the Articles of Incorporation of the Borrower, together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

                  (2) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution, amendment, restatement and/or reaffirmation of the Loan Documents;

                  (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

                  (4) A certificate, in form and substance satisfactory to the Agent, signed by the chief financial officer of the Borrower, stating that on Closing Date no Default or Unmatured Default has occurred and is continuing;

                  (5) A written opinion of the Borrower's counsel, addressed to the Agent and the Lenders, substantially in the form of Exhibit F hereto, and a written opinion of Sidley & Austin, special counsel to the Agent, addressed to the Agent and the Lenders, as to enforceability of certain of the Loan Documents under Illinois law;

                  (6) Notes payable to the order of each of the applicable Lenders;

                  (7) Written money transfer instructions reasonably requested by the Agent, addressed to the Agent and signed by an Authorized Officer;

                  (8) Information satisfactory to the Agent and the Required Lenders regarding the Borrower's Year 2000 Program; and

                  (9) Such other documents as the Agent or any Lender or its counsel may have reasonably requested, including, without limitation all of the documents reflected on the List of Closing Documents attached as Exhibit G to this Agreement.

         5.2 Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, issue any Letter of Credit or purchase any participation therein, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

                  (i)  There exists no Default or Unmatured Default; and

                  (ii) The representations and warranties contained in Article VI are true and correct as of such Borrowing Date except for changes reflecting events, conditions or transactions permitted or not prohibited by this Agreement.

         Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of Exhibit H hereto and/or a duly completed compliance certificate in substantially the form of
Exhibit I hereto as a condition to making an Advance.

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

          In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each Lender and the Agent as of the Closing Date, and thereafter on each date as required by Section 5.2:

         6.1 Organization; Corporate Powers. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, (iii) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the States in which it is required to do so and (iv) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

         6.2  Authority.

         (A) The Borrower and each of its Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each of the Transaction Documents which are to be or which have been executed by it as required by the Original Credit Agreement or this Agreement on or prior to Closing Date and (ii) to file the Transaction Documents which must be filed by it in connection with this Agreement on or prior to the Closing Date with any Governmental Authority.

         (B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Borrower or any of its Subsidiaries or which have been executed or filed as required by the Original Credit Agreement or this Agreement on or prior to the Closing Date and to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

         (C) Each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Agent pursuant to Section 5.1 without the prior written consent of the Required Lenders, and the Borrower and its Subsidiaries have, and, to the best of the Borrower's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

         6.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents and other Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of the Borrower or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of the Borrower or any such Subsidiary or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents, or (iv) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except (i) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (ii) filings necessary to create or perfect security interests in the Collateral.

         6.4  Financial Statements.

         (A) The pro forma financial statements of the Borrower and its Subsidiaries, copies of which are included under Section 6(A) of the Bank Book, present on a pro forma basis the financial condition of the Borrower and its Subsidiaries as of the dates indicated, and reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated by this Agreement, and the payment or accrual of all fees and expenses payable on the Closing Date with respect to any of the foregoing. The projections and assumptions expressed in the financials referenced in this Section 6.4(A) were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished.

         (B) Complete and accurate copies of the following financial statements, in each case for the Borrower and its Subsidiaries, and the following related information have been delivered to the Agent: (1) audited balance sheets, statements of operations, statements of cash flows and statement of changes in shareholders' equity (deficit) for the fiscal year ended June 27, 1998, and the audit report related thereto; (2) unaudited balance sheets, statements of operations, statements of cash flows and statement of liabilities and shareholders' equity (deficit) for the fiscal quarter ended

September 26, 1998; and (3) unaudited balance sheets, statements of operations and statements of cash flows as of and for the 26 week period ended December 26, 1998.

         6.5 No Material Adverse Change. (a) Since December 26, 1998 up to the Closing Date, there has occurred no change in the business, properties, condition (financial or otherwise), results of operations, performance, properties or prospects of Enterprises, the Borrower, or the Borrower and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         (b) Since the Closing Date, there has occurred no change in the business, properties, condition (financial or otherwise), results of operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.6  Taxes.

         (A) Tax Examinations. All deficiencies which have been asserted against the Borrower or any of the Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 7.2(D), neither the Borrower nor any of the Borrower's Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

         (B) Payment of Taxes. All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

         6.7 Litigation; Loss Contingencies and Violations. Except as set forth in Schedule 6.7 (the "DISCLOSED LITIGATION"), there is no action, suit, proceeding, arbitration or, to the Borrower's knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or any property of any of them. None of the Disclosed Litigation (i) challenges the validity or the enforceability of any material provision of the Transaction Documents or (ii) will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower prepared and delivered pursuant to Section 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

         6.8 Subsidiaries. Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of Holdings, Enterprises, the Borrower, its Subsidiaries and any other Person in which Holdings, Enterprises, the Borrower or any of its Subsidiaries holds an Equity Interest (both narratively and in chart form); and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Borrower and the direct and indirect Subsidiaries of the Borrower is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of Holdings, Enterprises, the Borrower and each of its Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. None of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of Enterprises, the Borrower and each of the Borrower's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock. The Borrower has no Subsidiaries other than IHC, PRF and the Mexican Subsidiaries.

         6.9 ERISA. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the lenders is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan where such failure or such withdrawal could reasonably be expected to subject the Borrower to liability in excess of $1,000,000. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. The Borrower and all Subsidiaries are in compliance in all respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans, except where such noncompliance could not reasonably be expected to subject the Borrower to liability in excess of $1,000,000. Neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Borrower to liability in excess of $1,000,000. Neither the Borrower nor any Subsidiary is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000. Neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         6.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         6.11 Securities Activities. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         6.12 Material Agreements. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

         6.13 Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.14 Assets and Properties. The Borrower and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under Section 7.3(C). Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Except for Liens granted to the Agent for the benefit of the Agent and the Holders of Secured Obligations, neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

         6.15 Statutory Indebtedness Restrictions. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

         6.16 Insurance. Schedule 6.16 to this Agreement accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of the Borrower and its Subsidiaries, specifying, for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) any reserves relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

         6.17  Labor Matters.

         (A) Except as listed on Schedule 6.17 to this Agreement, there are on the Closing Date no collective bargaining agreements, other labor agreements or Multiemployer Plans covering any of the employees of the Borrower or any of its Subsidiaries. As of the Closing Date, no attempt to organize the employees of the Borrower, and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower's knowledge, threatened, planned or contemplated.

         (B) Set forth in Schedule 6.17 to this Agreement is a list, as of the Closing Date, of all material consulting agreements, executive compensation plans, deferred compensation agreements,

Love Family compensation arrangements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other plans or arrangements of the Borrower and its Subsidiaries providing for benefits for employees of the Borrower and its Subsidiaries.

         6.18. Year 2000 Issues. The Borrower and its Subsidiaries have made a full and complete assessment of the Year 2000 Issues and have a realistic and achievable program for remediating the Year 2000 Issues on a timely basis, as described in the Borrower's quarterly report on form 10-Q filed with the Commission for the fiscal quarter ended March 27, 1999 (the "YEAR 2000 PROGRAM"). Based on this assessment and the Year 2000 Program, the Borrower reasonably believes that Year 2000 Issues cannot be expected to have a Material Adverse Effect.

         6.19 Environmental Matters. (a) Except as disclosed on Schedule 6.19 to this Agreement, in the Executive Summary of the Environmental Audit, a copy of which Executive Summary was delivered by the Borrower to each Lender prior to the Closing Date, or otherwise in the Environmental Audit, a copy of which was delivered by the Borrower to the Agent and made available by the Agent to each Lender prior to the Closing Date:

                  (i) the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

                  (ii) the Borrower and its Subsidiaries have all permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

                  (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of, the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

                  (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and

                  (v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

         (b) For purposes of this Section 6.19 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower to liability in excess of $1,000,000.

         6.20 Other Indebtedness.

                    (i) Prior to the Original Closing Date and immediately prior to the making of the initial Loans under the Original Credit Agreement, the Borrower issued the Senior Subordinated Notes in an aggregate original principal amount of $200,000,000 and received the net proceeds thereof; the subordination provisions of the Senior Subordinated Note Indenture are enforceable against the holders of the Senior Subordinated Notes and the Secured Obligations contemplated under this Agreement and the other Loan Documents constitute "Senior Debt" under the terms of the Senior Subordinated Note Indenture entitled to the benefit of the subordination provisions contained therein.


                  (ii) Prior to the Original Closing Date and immediately prior to the making of the initial Loans under the Original Credit Agreement, the Borrower issued the Senior Notes in an aggregate original principal amount of $100,000,000 and received the net proceeds thereof.

                    (iii) The subordination provisions of the Subordinated Note Agreement are enforceable against the holders of the Subordinated Notes and the Secured Obligations contemplated under this Agreement and the other Loan Documents constitute "Senior Debt" under the terms of the Subordinated Note Agreement entitled to the benefit of the subordination provisions contained therein.

         6.21 Fiscal Periods. The ending dates of all fiscal quarters of the Borrower from the Closing Date until the Tranche B Termination Date are set forth on Schedule 6.21 to this Agreement.

ARTICLE VII:  COVENANTS

         The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

         7.1 Reporting. The Borrower shall:

         (A)  Financial Reporting. Furnish to the Lenders:

                  (i) Monthly Reports. As soon as practicable, and in any event within twenty (20) days after the end of each calendar month, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such calendar month, certified by the chief financial officer or treasurer of the Borrower on behalf of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the calendar months indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

                  (ii) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer or treasurer of the Borrower on behalf of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

                  (iii) Annual Reports. (a) as soon as practicable, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such fiscal year, which consolidating financial statements may treat the Borrower and its Subsidiaries as a single entity, (b) as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year, in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, (c) a schedule from the Borrower setting forth for each item in clause (b) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year delivered pursuant to Section 7.1(A)(v), and (d) an audit report on the items listed in clause (b) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as applicable, as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (iii) shall be accompanied by (x) any management letter prepared by the above-referenced accountants and (y) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                  (iv) Officer's Certificate. Together with each delivery of any financial statement (a) pursuant to clauses (i), (ii) and (iii) of this
         Section 7.1(A), an Officer's Certificate of the Borrower, substantially in the form of Exhibit H attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and
         (b) pursuant to clauses (ii) and (iii) of this Section 7.1(A), a compliance certificate, substantially in the form of Exhibit I attached hereto and made a part hereof, signed by the Borrower's chief financial officer or treasurer, setting forth calculations for the period then ended for Section 2.5(B), if applicable, which demonstrate compliance, when applicable, with the provisions of Section 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage.

                  (v) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than thirty (30) days after the beginning of each fiscal year, a copy of the plan and forecast (including a projected balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries for the upcoming fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent.

         (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(e), deliver to the Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

         (C) Lawsuits. (i) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed as Disclosed Litigation, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $5,000,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.1(C), upon request of the Agent or the Required Lenders, promptly give written notice of the status of any Disclosed Litigation or action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Agent and its counsel to evaluate such matters.

         (D) Insurance. As soon as practicable and in any event within ninety
(90) days of the end of each fiscal year commencing with fiscal year ending June 26, 1999, deliver to the Agent and the Lenders a report in form and substance reasonably satisfactory to the Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage.

         (E) ERISA Notices. Deliver or cause to be delivered to the Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) (a) within ten (10) Business Days after the Borrower obtains knowledge that a Termination Event has occurred which, when aggregated with any previous Termination Events during the twelve months prior to such Termination Event, could reasonably be expected to subject the Borrower to liability in excess of $1,000,000, a written statement of the chief financial officer of the Borrower describing such Termination Event(s) and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within fifteen (15) Business Days after any officer of any member of the Controlled Group obtains knowledge that a Termination Event has occurred which, when aggregated with any previous Termination Events during the twelve months prior to such Termination Event, could reasonably be expected to subject the Borrower to liability in excess of $1,000,000, a written statement of the chief financial officer of the Borrower describing such Termination Event(s) and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within fifteen (15) Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred which, when aggregated with any previous prohibited transactions during the twelve months prior to such prohibited transaction, could reasonably be expected to subject the Borrower to liability in excess of $1,000,000, a statement of the chief financial officer of the Borrower describing such transaction(s) and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                  (iii) within fifteen (15) Business Days after the material increase in the benefits of any existing Plan or the establishment of any new Benefit Plan or the commencement of, or obligation to commence, contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any member of the Controlled Group was not previously contributing where the aggregate annual contributions to such Plan(s) resulting therefrom are or could reasonably be expected to exceed $1,000,000, notification of such increase, establishment, commencement or obligation to commence and the amount of such contributions;

                  (iv) within fifteen (15) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (v) within fifteen (15) Business Days after the establishment of any Foreign Employee Benefit Plan or the commencement of, or obligation to commence, contributions to any Foreign Employee Benefit Plan to which the Borrower or any Subsidiary was not previously contributing, where the aggregate annual contribution by the Borrower or any Subsidiary to such Plan are or could reasonably be expected to exceed $1,000,000, notification of such establishment, commencement or obligation to commence and the amount of such contributions;

                  (vi) within fifteen (15) Business Days after the filing thereof with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (vii) within fifteen (15) Business Days after receipt by the Borrower or any member of the Controlled Group of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                  (viii) within fifteen (15) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

                  (ix) within fifteen (15) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (x) within fifteen (15) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability which, when aggregated with any previous withdrawal liability with respect to which any such Person has received a notice during the twelve months prior to such notice, could reasonably be expected to subject the Borrower to liability in excess of $1,000,000, copies of each such notice;

                  (xi) within fifteen (15) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment and the aggregate of such unpaid installments or other required payments exceeds $1,000,000, a notification of such failure; and

                  (xii) within fifteen (15) Business Days after any officer of the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, if any such termination or proceedings, individually or in the aggregate, could reasonably be expected to subject the Borrower to liability in excess of $1,000,000.

For purposes of this Section 7.1(E), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Plan Administrator (as defined in Section 3(16)(A) of ERISA) of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

         (F) Labor Matters. Notify the Agent in writing, promptly upon the Borrower's learning thereof, of (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any failure to comply with the Worker Adjustment and Retraining Notification Act with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

         (G) Other Indebtedness. Deliver to the Agent (i) a copy of each regular report, notice or other written communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrower to the holders of funded Indebtedness, the outstanding principal amount of which Indebtedness is in excess of $15,000,000, pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other written communication received by the Borrower from the from the holders of funded Indebtedness, the outstanding principal amount of which Indebtedness is in excess of $15,000,000, pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower.

         (H) Other Reports. Deliver or cause to be delivered to the Agent copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the Commission by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary (including, without limitation, developments with respect to Year 2000 Issues) and all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.

         (I) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and
(ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000.

         (J) Other Information. Promptly upon receiving a request therefor from the Agent or any Lender, prepare and deliver to the Agent such other information with respect to Holdings, Enterprises, the Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale or Financing (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by the Agent.

         7.2  Affirmative Covenants.

         (A) Corporate Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

         (B) Corporate Powers; Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

         (C) Compliance with Laws, Etc. The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims; Tax Consolidation. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than as contemplated by the Tax Allocation Agreement.

         (E) Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, the insurance policies and programs listed on Schedule 6.16 to this Agreement or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice. The Borrowers shall deliver to the Agent endorsements (y) to all "All Risk" physical damage insurance policies on all of the Borrowers' tangible real and personal property and assets and business interruption insurance policies naming the Agent loss payee, and (z) to all general liability and other liability policies naming the Agent an additional insured. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

         (F) Inspection of Property; Books and Records; Discussions. The Borrower shall permit and cause each of the Borrower's Subsidiaries to permit, any authorized representative(s) designated by either the Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Borrower shall keep and maintain, and cause each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If a Default has occurred and is continuing, the Borrower, upon the Agent's request, shall turn over any such records to the Agent or its representatives.

         (G) Insurance and Condemnation Proceeds. The Borrower directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Agent, for the benefit of the Agent and the Holders of the Secured Obligations; provided, however, in the event that such proceeds or award are less than $2,500,000 ("EXCLUDED PROCEEDS"), unless a Default shall have occurred and be continuing, the Agent shall remit such Excluded Proceeds to the Borrower. Each such policy shall contain a long-form loss-payable endorsement naming the Agent as loss payee, which endorsement shall be in form and substance acceptable to the Agent. The Agent shall, upon receipt of such proceeds (other than Excluded Proceeds) and at the Borrower's direction, either apply the same to the principal amount of the Loans outstanding at the time of such receipt and create a corresponding reserve against the Maximum Revolving Credit Amount in an amount equal to such application (the "DECISION RESERVE") or hold them as cash collateral for the Obligations in an interest bearing account. For up to 150 days from the date of any loss (the "DECISION PERIOD"), the Borrower may notify the Agent that it intends to restore, rebuild or replace the property subject to any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Agent detailed information, including a construction schedule and cost estimates. Should a Default occur at any time during the Decision Period, should the Borrower notify the Agent that it has decided not to rebuild or replace such property during the Decision Period, or should the Borrower fail to notify the Agent of the Borrower's decision during the Decision Period, then the amounts held as cash collateral pursuant to this Section 7.2(G) or as the Decision Reserve shall upon the direction of the Required Lenders' be applied as a mandatory prepayment of the Term Loans pursuant to Section 2.5(B). Proceeds held as cash collateral pursuant to this Section 7.2(G) or constituting the Decision Reserve shall be disbursed as payments for restoration, rebuilding or replacement of such property become due; provided, however, should a Default occur after the Borrower has notified the Agent that it intends to rebuild or replace the property, the Decision Reserve or amounts held as cash collateral may, or shall, upon the Required Lenders' direction, be applied as a mandatory prepayment of the

Term Loans pursuant to Section 2.5(B). In the event the Decision Reserve is to be applied as a mandatory prepayment to the Term Loans, the Borrower shall be deemed to have requested Revolving Loans in an amount equal to the Decision Reserve, and such Loans shall be made regardless of any failure of the Borrower to meet the conditions precedent set forth in Article V. Upon completion of the restoration, rebuilding or replacement of such property, the unused proceeds shall constitute Net Cash Proceeds of an Asset Sale and shall be applied as a mandatory prepayment of the Term Loans pursuant to Section 2.5(B).

         (H) ERISA Compliance. The Borrower shall, and shall cause each of the Borrower's Subsidiaries to, establish, maintain and operate all Plans to comply in all respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where such noncompliance could not reasonably be expected to subject the Borrower to liability in excess of $1,000,000.

         (I) Maintenance of Property. The Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.2(I) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Agent or the Lenders.

         (J) Environmental Compliance. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower to liability in excess of $1,000,000.

         (K) Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans and the Term Loans to (i) repay existing Indebtedness, (ii) provide funds for the additional working capital needs and other general corporate purposes of the Borrower and (iii) pay the Transaction Costs. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition, other than any Permitted Acquisition pursuant to Section 7.3(G).

         (L) Separate Corporate Existence. The Borrower shall take all reasonable steps (including, without limitation, all steps which the Agent may from time to time reasonably request) to maintain its and its Subsidiaries' identity as separate legal entities and to make it apparent to third parties that Borrower and such Subsidiaries are each an entity with assets and liabilities distinct from those of Holdings, Enterprises and any of their respective Affiliates (other than the Borrower and its

Subsidiaries) (each of Holdings, Enterprises and such other Persons are referred to in this Section 7.2(L), as the "PARENT"). Without limiting the generality of the foregoing, the Borrower shall:

                  (i) require that all full-time employees of the Borrower and each of its Subsidiaries identify themselves as such and not as employees of the Parent;

                  (ii) compensate all employees, consultants, investment bankers, accountants, lawyers and agents directly, from the Borrower's or such Subsidiary's applicable bank accounts, for services provided to the Borrower or such Subsidiary by such employees, consultants, investment bankers and agents and, if any employee, consultant, investment banker or agent of the Borrower or any of its Subsidiaries is also an employee, consultant, investment banker or agent of the Parent, allocate the compensation of such employee, consultant, investment banker or agent between the Borrower or the Subsidiary, as applicable, and the Parent on the basis of actual use of the services so rendered to the extent practicable and, to the extent such allocation is not practical, on a basis reasonably related to actual use of such services;

                  (iii) allocate all overhead expenses (including, without limitation, telephone and other utility charges and lease and office expenses) for items shared between the Borrower or any Subsidiary of the Borrower and the Parent on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                  (iv) cause the Borrower and each Subsidiary of the Borrower to be named as an insured on the insurance policy covering its property, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Borrower or such Subsidiary;

                  (v) maintain the Borrower's and its Subsidiaries' books and records complete and separate from those of the Parent;

                  (vi) ensure that any of the Borrower's or the Parent's consolidated financial statements or other public information with respect to the Borrower and its Affiliates prepared on a consolidated basis contain appropriate disclosures concerning the Borrower's separate existence;

                  (vii) not maintain bank accounts or other depository accounts to which the Parent is an account party, into which the Parent makes deposits or from which the Parent has the power to make withdrawals;

                  (viii) not permit the Parent to pay any of the Borrower's operating expenses (except when paid and charged pursuant to an allocation based upon actual use, to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use); and

                  (ix) not pay dividends or make distributions, loans or other advances to the Parent except to the extent duly authorized by its board of directors and in accordance with applicable corporation law.

         (M) Future Liens on Real Property. The Borrower shall, and shall cause each of its Subsidiaries that is required to guarantee the Obligations to, execute and deliver to the Agent, immediately upon its acquisition or leasing of any real property after the Closing Date, a mortgage, deed of trust, collateral assignment or other appropriate instrument evidencing a Lien upon any such acquired property, lease or interest, to be in form and substance reasonably acceptable to the Agent and subject only to such Liens as otherwise shall be permitted by this Agreement. The foregoing provision shall apply to the leasing of any real property only if (i) the term of such lease (without regard to any extension thereof at then current market rent) is more than five years, (ii) such real property consists of an operating plant or (iii) such lease has a material value by reason of a purchase option, below-market rent or otherwise.

         (N) Year 2000 Issues. The Borrower shall, and shall cause each of its Subsidiaries to, take all actions reasonably necessary to successfully implement the Year 2000 Program and to assure that the Year 2000 Issues will not have a Material Adverse Effect. The Borrower shall promptly notify the Agent in writing if any Year 2000 Issues will have or could reasonably be expected to have a Material Adverse Effect. At the request of the Agent or any Lender, the Borrower will provide an updated description of the Year 2000 Program, together with any progress reports with respect thereto.

         7.3  Negative Covenants.

         (A) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i)   the Obligations;

                  (ii) Indebtedness evidenced by the Senior Subordinated Notes, the Senior Notes, the Subordinated Notes and the Orflex Guaranty;

                  (iii) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of assets used in the business, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence,

         (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $25,000,000 in the aggregate outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under Section 7.3(C) (such Indebtedness being referred to herein as "PERMITTED PURCHASE MONEY INDEBTEDNESS");

                  (iv) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

                  (v) Indebtedness in respect of Hedging Obligations permitted under Section 7.3(Q);

                  (vi) Indebtedness incurred in connection with the Receivables Purchase Documents;

                  (vii) Indebtedness incurred by the Borrower to the seller in any Permitted Acquisition as part of the consideration therefor, provided that such Indebtedness is unsecured and does not exceed in any case 25% of the total consideration paid in connection with such Permitted Acquisition.

                  (viii) subordinated unsecured indebtedness the terms (including, without limitation, those with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies) of which are acceptable to the Required Lenders when issued, but in each case not any increase in the principal amount thereof and not any refinancing, modification, refunding or extension of maturity thereof, in whole or in part, unless such refinancing, modification, refunding or extension is not materially less favorable to the Borrower, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies (such Indebtedness being referred to herein as "PERMITTED ADDITIONAL SUBORDINATED INDEBTEDNESS");

                  (ix) Indebtedness in respect of obligations secured by Customary Permitted Liens;

                  (x) Indebtedness constituting Contingent Obligations permitted by Section 7.3(E);

                  (xi) Indebtedness arising from intercompany loans from the Borrower to any Controlled Subsidiary or from any Subsidiary to the Borrower or any Controlled Subsidiary, provided that if the Borrower is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinate to the payment in full of the Secured Obligations;

                  (xii) guaranties by the Borrower of Indebtedness permitted to be incurred by any Subsidiary or Indebtedness of any Person in which the Borrower makes an Investment pursuant to Section 7.3(D)(viii);

                  (xiii) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (xiv) Indebtedness in addition to that referred to elsewhere in this Section 7.3(A) in an amount not to exceed $10,000,000 at any time; and

                  (xv) any other Indebtedness if, at the time such Indebtedness is incurred, (1) no Default or Unmatured Default has occurred and is continuing or would result from such incurrence and (2) the Borrower's Fixed Charge Coverage Ratio, calculated on a pro forma basis, including pro forma application of the proceeds of such Indebtedness, would be greater than or equal to 2.50 to 1.00.

         (B) Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (i)  sales of Inventory in the ordinary course of business;

                  (ii) Permitted Receivables Transfers;

                  (iii) the disposition in the ordinary course of business of Equipment or other assets that are obsolete, excess or no longer useful in the Borrower's business;

                  (iv) transfers of assets between the Borrower and any Controlled Subsidiary or between Controlled Subsidiaries of the Borrower not otherwise prohibited by this Agreement;

                  (v) transfers of assets pursuant to Investments permitted by
         Section 7.3(D) and Restricted Payments permitted by Section 7.3(F); and

                  (vi) sales, assignments, transfers, leases, conveyances or other dispositions of other assets, provided that any such transaction
         (a) is for consideration consisting at least 80% of cash, (b) is for not less than fair market value (as determined by the board of directors of the Borrower in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of such board of directors set forth in an Authorized Officer's certificate delivered to the Agent), and (c) when combined with all such other transactions pursuant to this clause (vi) (and clause (vii) of Section 7.3(B) under the Original Credit Agreement) (each such transaction being valued at book value) (i) during the immediately preceding twelve-month period, represents the disposition of not greater than ten percent (10.0%) of the Borrower's Consolidated Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (ii) during the period from the Original Closing Date to the date of such proposed transaction, represents the disposition of not greater than twenty percent (20.0%) of the Borrower's Consolidated

         Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into; provided, notwithstanding anything to the contrary, Net Cash Proceeds in excess of $5,000,000 during any 12-month period shall be required to be paid as mandatory prepayments under the terms of Section 2.5.

Not less than five (5) Business Days prior to the consummation of any transaction permitted by clause (vi) above, the Borrower shall deliver to the Agent a certificate of an Authorized Officer certifying compliance with the requirements of clause (vi) and showing in reasonable detail the calculations on which such certification is based.

         (C) Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

                  (i) Liens created by the Loan Documents or otherwise securing the Secured Obligations;

                  (ii) Liens arising under the Receivables Purchase Documents;

                  (iii) Permitted Existing Liens;

                  (iv)  Customary Permitted Liens;

                  (v) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; provided that (a) such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease; and (b) such Liens shall secured Indebtedness which does not exceed the lower of the fair market value on the date of purchase or the cost of the property so purchased; and

                  (vi) Liens securing other obligations not exceeding $5,000,000 in the aggregate at any time outstanding.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent for the benefit of itself and the Holders of Secured Obligations, as additional collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Leases) may prohibit the creation of a Lien in favor of the Agent for the benefit of itself and the Holders of the Secured Obligations on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness.

         (D) Investments. Other than Investments permitted pursuant to paragraph
(G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

                  (i)  Investments in Cash Equivalents;

                  (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

                  (iii) Investments in PRF required in connection with the Receivables Purchase Documents;

                  (iv) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement (including settlements of litigation) of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (v) Investments consisting of deposit accounts maintained by the Borrower in connection with its cash management system, provided funds deposited in such deposit accounts are regularly transferred to the Borrower's concentration account maintained, as of the date of this Agreement with SunTrust Bank, Atlanta, or such other concentration account as is established with the consent of the Agent, deposit accounts maintained by the Mexican Subsidiaries in the ordinary course of their business and deposit accounts maintained by the Borrower and its Subsidiaries pursuant to the Receivables Purchase Documents;

                  (vi) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.3(B) (other than clause (v) thereof);

                  (vii) Investments consisting of intercompany loans from any Subsidiary to the Borrower or any other Subsidiary permitted by Section 7.3(A)(xi);

                  (viii) Investments which do not constitute Acquisitions, made in cash and consisting of at least thirty-five percent (35.0%) of the Equity Interests in any Person having similar lines of business to those of the Borrower, provided that the total amount of all such Investments made after the Original Closing Date (including the amount of all cash invested, the fair market value of assets or property contributed and the principal amount of any Indebtedness guaranteed in connection therewith, but excluding, to the extent that any such Investment permitted hereunder shall be sold for cash, the lesser of
         (x) the cash return of capital with respect to such Investment (net of the cost of disposition) and (y) the initial amount of such Investment) shall not exceed $25,000,000 during the term of this Agreement, that such

         Investments shall not include any Investment in any of the Borrower's Affiliates located in the United Kingdom and that all such Equity Interests are pledged to the Agent as Collateral;

                  (ix) Investments in any Controlled Subsidiary of the Borrower;

                  (x) Investments constituting Permitted Acquisitions;

                  (xi) Restricted Investments permitted by Section 7.3(F)(v);
         and

                  (xii) Investments in addition to those referred to elsewhere in this Section 7.3(D) in an amount not to exceed $5,000,000 in the aggregate at any time outstanding;

provided, however, that the Investments described in clauses (viii), (x) and
(xi) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing on the date thereof or would result therefrom.

         (E) Contingent Obligations. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary; (iv) Contingent Obligations arising under the Transaction Documents;
(v) guaranties of Indebtedness permitted by Section 7.3(A); (vi) additional Contingent Obligations which do not exceed $5,000,000 in the aggregate at any time; and (vii) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business.

         (F) Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment, except:

                  (i) the defeasance, redemption or repurchase of any Indebtedness with the Net Cash Proceeds of Permitted Refinancing Indebtedness;

                  (ii) mandatory payments of interest, principal or premium, if any, due on the Indebtedness in accordance with mandatory redemption or repayment provisions in effect with respect to such Indebtedness as of the Original Closing Date, unless in each case such payments are prohibited by the terms of such Indebtedness or the subordination provisions applicable thereto;

                  (iii) the payment of dividends to Enterprises to pay administrative expenses of Enterprises and/or Holdings in an aggregate amount not to exceed $200,000 in any twelve-month period;

                  (iv) in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower owned by any member of the Borrower's management, pursuant to a management equity subscription agreement or stock option agreement in effect on the Original Closing Date or entered into after the Original Closing Date with members of the management of any Person acquired after the Original Closing Date, or the repurchase of Equity Interests of the Borrower or any Subsidiary of the Borrower held by employees, former employees, directors or former directors pursuant to the terms of agreements (including employment agreements) approved by the Borrower's board of directors, provided, that the aggregate purchase price of all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3,000,000 during any twelve-month period or $10,000,000 in the aggregate since the Original Closing Date; and

                  (v) additional Restricted Payments (including Restricted Investments) which do not exceed, for the period commencing with the Borrower's fiscal quarter ending September 28, 1996, and ending on the last day of the last quarter ending prior to such Restricted Payment, the sum of (a) fifty percent (50.0%) of Net Income for such period (or, if Net Income for such period is a deficit, less 100% of such deficit),
         (b) the aggregate Net Cash Proceeds from the sale or issuance of Equity Interests (other than Disqualified Stock) of the Borrower for such period, (c) to the extent that any Restricted Investment permitted hereunder and made after the Original Closing Date shall be sold for cash during such period, the lesser of (x) the cash return of capital with respect to such Restricted Investment (net of the cost of disposition) and (y) the initial amount of such Restricted Investment, and (d) $10,000,000;

provided, however, that the Restricted Payments described in clause (v) above shall not be permitted (1) if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom, (2) unless, after giving effect to such Restricted Payment, the Borrower could incur $1 of additional Indebtedness pursuant to
Section 7.3(A)(xv), or (3) if such Restricted Payment constitutes an Investment in any of the Borrower's Affiliates located in the United Kingdom.

         (G) Conduct of Business; Subsidiaries; Acquisitions. (i) Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the date hereof and any business or activities which are substantially similar, related or incidental thereto. IHC shall not, either directly or indirectly, engage in any operating business enterprise other than the operation of the Elgin, Illinois plant (effected through the Borrower for the benefit of IHC), incur any Indebtedness or other liabilities other than pursuant to the IHC Agreements and the Tax Allocation Agreement, or own any real or personal property other than the IHC Assets.

                  (ii) The Borrower may create, acquire and/or capitalize any Subsidiary (a "NEW SUBSIDIARY") after the date hereof pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement, provided that (1) the assets of all of the Borrower's New Subsidiaries shall at no time exceed in the aggregate ten percent (10.0%) of the Borrower's Consolidated Assets or constitute assets that in the aggregate contribute more than ten percent (10.0%) of the Borrower's EBITDA, (2) each New Subsidiary shall execute a guaranty of the Obligations and grant to the Agent, for the benefit of Holders of Secured Obligations, Liens on all of its assets, pursuant to documentation in form and substance satisfactory to the Agent, and (3) all of the Equity Interests in each New Subsidiary owned by the Borrower or any other Subsidiary shall be pledged to the Agent, for the benefit of Holders of Secured Obligations, pursuant to documentation in form and substance satisfactory to the Agent.

                  (iii) The Borrower shall not make any Acquisitions, other than Acquisitions meeting the following requirements (each such Acquisition constituting a "PERMITTED ACQUISITION"):

                  (1) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

                  (2) in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be of at least ninety percent (90%) of the Equity Interests of such entity and in the case of an Acquisition of assets, such Acquisition shall be of at least a majority of the assets of the target entity and the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

                  (3) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrower on the Closing Date, but shall not, in any event, constitute an Acquisition of any of the Borrower's Affiliates in the United Kingdom;

                  (4) the aggregate purchase price of all Acquisitions made in any 12-month period shall not exceed $10,000,000; and

                  (5) prior to each such Acquisition, the Borrower shall deliver to the Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating to the reasonable satisfaction of the Agent and the Required Lenders that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by Section 7.3(A) in connection therewith, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have had a Fixed Charge Coverage Ratio for such four fiscal quarters of greater than 2.75 to 1.0, and a Leverage Ratio for such four fiscal quarters of less than 3.00 to 1.0.

         (H) Transactions with Shareholders and Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly (i) except as permitted in Section 7.3(F), pay any management fees or other similar fees or compensation to Enterprises, Holdings, Management or any other holder or holders of the Borrower's, Enterprises' or Holdings' equity securities, other than wages, salaries, compensation arrangements and bonuses of employees who are also stockholders of the Borrower in the ordinary course and consistent with past practices or (ii) enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, but excluding transactions described in clause (i) above) with any holder or holders of any of the Equity Interests of Holdings, Enterprises or the Borrower, or with any Affiliate of the Borrower which is not its Controlled Subsidiary, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for (a) Permitted Receivables Transfers, (b) transactions pursuant to the Tax Allocation Agreement, and (c) Restricted Payments permitted by Section 7.3(F).

         (I) Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except (a) transactions permitted under Sections 7.3(B) or 7.3(G) and (b) the merger of any Subsidiary into the Borrower or into a Controlled Subsidiary.

         (J) Sales and Leasebacks. Neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under Section 7.3(B) and the lease involved is not prohibited under
Section 7.3(A). Transactions or payments pursuant to the Tax Incentive Program shall not be considered sale and leaseback transactions hereunder.

         (K) Margin Regulations. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (L) ERISA. To the extent that any of the following actions or omissions, individually or in the aggregate, could reasonably be expected to subject the Borrower or any member of the Controlled Group to liability in excess of $1,000,000, the Borrower shall not:

                   (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code) with respect to any Benefit Plan, whether or not waived;

                  (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

                  (v) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under
         Section 412 of the Code on or before the due date for such installment or other payment; or

                  (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

         (M) Issuance of Disqualified Stock. Neither the Borrower nor any of its Subsidiaries shall issue any Disqualified Stock other than (i) the issuance of Disqualified Stock having a liquidation preference in an aggregate amount not in excess of the principal amount of Indebtedness that the Borrower and its Subsidiaries could incur on the date of such issuance pursuant to Section 7.3(A)(ii) or (viii) or (ii) pursuant to an exchange or conversion of then outstanding Indebtedness of the Borrower or any of its Subsidiaries for or into Disqualified Stock, provided that, to the extent that the aggregate amount of the liquidation preference of such Disqualified Stock exceeds the principal amount of the Indebtedness so exchanged or converted, such Disqualified Stock could be issued pursuant to clause (i) above. All such issued and outstanding Disqualified Stock shall be treated as Indebtedness for all purposes of this Agreement (and as funded Indebtedness for purposes of Section

7.1(G)), and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock. The Borrower shall not permit any Subsidiary to issue any shares of preferred stock.

         (N) Corporate Documents. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents or the Tax Allocation Agreement as in effect on the date hereof in any manner materially adverse to the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents, without the prior written consent of the Required Lenders.

         (O) Fiscal Year. Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on the last Saturday of June of each calendar year.

         (P) Subsidiary Covenants. Except as required in connection with the Receivables Purchase Documents, the Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Subsidiary, make loans or advances or other Investments in the Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

         (Q) Hedging Obligations. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its actual interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Borrower and any Lender or any affiliate of any Lender to hedge floating interest rate risk are sometimes referred to herein as "HEDGING AGREEMENTS."

         (R) Other Indebtedness. The Borrower shall not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the Senior Notes or any Subordinated Indebtedness (or any replacements, substitutions or renewals thereof) or pursuant to which the Senior Notes or any Subordinated Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

                  (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

                  (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

                  (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

                  (iv) increases the rate of interest accruing on such Indebtedness;

                  (v) provides for the payment of additional fees or increases existing fees;

                  (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or a Subsidiary of the Borrower from taking certain actions) in a manner which is more onerous or more restrictive to the Borrower (or any Subsidiary of the Borrower) or which is otherwise materially adverse to the Borrower and/or the Lenders or, in the case of adding covenants, which places additional restrictions on the Borrower (or a Subsidiary of the Borrower) or which requires the Borrower or any such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance from that set forth in the existing financial covenants;

                  (vii) amends, modifies or adds any affirmative covenant in a manner which, when taken as a whole, is materially adverse to the Borrower and/or the Lenders;

                  (viii) in the case of any Subordinated Indebtedness, amends, modifies or supplements the subordination provisions thereof; or

                  (ix) in the case of the Subordinated Notes or the Subordinated Note Agreement, amends or modifies the limitations on transfer provided therein.

         (S) Change of Deposit Accounts. The Borrower shall not, and shall not permit any Subsidiary (other than PRF) to, establish or maintain any deposit account with any bank or other financial institution other than those which have entered into a Collection Account Agreement in form and substance acceptable to the Agent, except the deposit accounts with Fleet Bank described on Schedule 4 to the Security Agreement.

         (T) Amendment of Receivables Purchase Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, agree to or enter into any amendment, restatement or other modification of the Receivables Purchase Documents, or substitute or replace the Receivables Purchase Documents with another receivables securitization facility, that would (i) increase the maximum amount of Indebtedness permitted to be incurred thereunder, unless the Borrower concurrently reduces the Aggregate Revolving Loan Commitment pursuant to Section
2.6 by an amount equal to or greater than the amount of such increase; (ii) accelerate any scheduled amortization date; (iii) increase the recourse obligations of the Borrower or any of its Subsidiaries

(other than PRF) in any material respect; (iv) provide for an "Event of Default," "Termination Event," "Early Amortization Event," "Servicer Default" or other similar event upon the occurrence of a Default or Unmatured Default hereunder; (v) impose net worth covenants for PRF that are materially more stringent than those in existence on the Original Closing Date; (vi) materially decrease the cash consideration to be paid to PRF or the Borrower on account of any Permitted Receivables Transfers; or (vii) materially increase the amount of discount, yield or interest payable thereunder.

         7.4 Financial Covenants. The Borrower shall comply with the following:

         (A) Fixed Charge Coverage Ratio. The Borrower shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO") of EBITDA to Interest Expense of at least the ratio set forth below at the end of each fiscal quarter ending in the periods set forth in the table below:



APPLICABLE PERIOD                                   RATIO
Closing Date through June 30, 2000                 1.75 to 1.00
July 1, 2000 through June 30, 2001                 2.00 to 1.00
July 1, 2001 through June 30, 2002                 2.25 to 1.00
July 1, 2002 and thereafter                        2.50 to 1.00

In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment.

         (B) Total Debt to EBITDA Ratio. The Borrower shall not permit the ratio (the "LEVERAGE RATIO") of Total Debt to EBITDA to be greater than the ratio set forth in the table below under the column entitled "Default Ratio" at the end of each fiscal quarter ending in the periods set forth in the table below:


APPLICABLE PERIOD                                     DEFAULT RATIO          TRIGGER RATIO
Closing Date through December 31, 1999                5.50 to 1.00           5.00 to 1.00
January 1, 2000 through June 30, 2000                 5.25 to 1.00           4.75 to 1.00

APPLICABLE PERIOD                                     DEFAULT RATIO          TRIGGER RATIO
July 1, 2000 through June 30, 2001                    5.00 to 1.00           4.50 to 1.00
July 1, 2001 through June 30, 2002                    4.75 to 1.00           4.25 to 1.00
July 1, 2002 and thereafter                           4.50 to 1.00           4.00 to 1.00

In the event that the Leverage Ratio at the end of any fiscal quarter ending after March 31, 1999 shall be greater than the ratio set forth above under the column entitled "Trigger Ratio" for such fiscal quarter, the Required Lenders shall have the right to require that IHC (i) execute a guaranty of the Obligations in form and substance satisfactory to the Required Lenders, and (ii) grant to the Agent, for the benefit of the Holders of Secured Obligations, Liens on all of the IHC Assets, pursuant to documentation in form and substance satisfactory to the Required Lenders. If, upon such demand by the Required Lenders, the Borrower shall elect to merge IHC into the Borrower, such Liens shall thereupon be granted by the Borrower. The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment.

         (C) Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, for Capital Expenditures during the periods set forth in the table below, on a non-cumulative basis except as provided herein, in the aggregate for the Borrower and its Subsidiaries, in excess of the corresponding amounts set forth in the table below for such period:


APPLICABLE PERIOD                                  MAXIMUM
                                                   AMOUNT
Closing Date through June 30, 1999                 $47,000,000
July 1, 1999 through June 30, 2000                 $48,000,000
July 1, 2000 through June 30, 2001                 $49,000,000
July 1, 2001 through June 30, 2002                 $50,000,000
July 1, 2002 through June 30, 2003                 $50,000,000
July 1, 2003 through March 31, 2004                $50,000,000

In the event that for any of the foregoing periods the actual amount of Capital Expenditures for the Borrower and its Subsidiaries shall be less than the applicable limitation amount set forth above (plus any increase therein pursuant to this sentence), an amount (the "CARRY-OVER AMOUNT") equal to fifty percent (50.0%) of (a) permitted Capital Expenditures minus (b) actual amount of Capital Expenditures for such period, shall be added to the permitted Capital Expenditures for the next succeeding fiscal year; provided, that the Carry-Over Amount shall not exceed $25,000,000 in any fiscal year.


ARTICLE VIII:  DEFAULTS

         8.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

         (a) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

                  (i) Section 7.1(C) through and including 7.1(J), 7.2(B) or 7.2(F) and such failure shall continue unremedied for fifteen (15) days;

                  (ii) Sections 7.1(A), 7.1(B), 7.2(A), 7.2(C), 7.2(D), 7.2(E)
         and 7.2(G) through and including 7.2(L) and such failure shall continue unremedied for five (5) Business Days; or

                  (iii) Section 7.3 or 7.4.

         (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to the Agent or any Lender herein or by Holdings, Enterprises, the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the earlier of (i) notice from the Agent or (ii) the date on which any member of Management shall first have actual knowledge thereof.

         (e) Default as to Other Indebtedness. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations and the Indebtedness under the Receivables Purchase Documents) the aggregate outstanding principal amount of which Indebtedness is in excess of $5,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (f)  Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against Holdings, Enterprises, the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Enterprises, the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Enterprises, the Borrower or any of the Borrower's Subsidiaries or over all or a substantial part of the property of Holdings, Enterprises, the Borrower or any of the Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of Holdings, Enterprises, the Borrower or any of the Borrower's Subsidiaries or of all or a substantial part of the property of Holdings, Enterprises, the Borrower or any of the Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of Holdings, Enterprises, the Borrower or any of the Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Holdings, Enterprises, the Borrower or any of the Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (h) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $5,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (j) Loan Documents; Failure of Security. At any time, for any reason,
(i) any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Borrower or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) any Lien on Collateral in favor of the Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Lien shall not have the priority contemplated by this Agreement or the Loan Documents.

         (k) Termination Event. Any Termination Event occurs which could reasonably be expected to subject the Borrower to liability in excess of $5,000,000.

         (l) Waiver of Minimum Funding Standard. The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability in excess of $5,000,000.

         (m) Change of Control. A Change of Control shall occur.

         (n) Hedging Agreements or Cash Management Agreements. Nonpayment by the Borrower of any obligation under any Hedging Agreement or Cash Management Agreement or the breach by the Borrower of any term, provision or condition contained in any such Hedging Agreement or Cash Management Agreement.

         (o) Environmental Matters. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in any case, has subjected or is reasonably likely to subject the Borrower to liability in excess of $5,000,000.

         (p) Guarantor Default or Revocation. There shall occur a default under any of the Parent Agreements or Enterprises or Holdings shall terminate or revoke any of their respective obligations thereunder, or any other guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable guarantee agreement or breach any of the terms of such guarantee agreement.

         (q) Failure of Subordination. The subordination provisions of the documents and instruments evidencing any Subordinated Indebtedness shall, at any time, be invalidated or otherwise cease to be in full force and effect.

         (r) Receivables Purchase Documents. An "Event of Default," "Termination Event," "Early Amortization Event," "Servicer Default" or similar event shall occur resulting in the termination of purchases and/or funding under the Receivables Purchase Documents, or the Borrower or a Subsidiary of the Borrower shall cease to act as "Servicer" thereunder.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.3.

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS
AND REMEDIES

         9.1 Termination of Commitments; Acceleration. If any Default described in Section 8.1(f) or 8.1(g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, (a) the Required Revolving Loan Lenders may terminate or suspend the obligations of the Lenders with Revolving Loan Commitments to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder, and/or (b) the Required Lenders may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

         9.2 Defaulting Lender. In the event that any Lender fails to fund its Revolving Loan Pro Rata Share of any Advance requested or deemed requested by the Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (i) the foregoing provisions of this Section 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.10;

                  (ii) any such Lender shall be deemed to have cured its failure to fund its Revolving Loan Pro Rata Share of any Advance at such time, within five (5) Business Days after such failure, as an amount equal to such Lender's original Revolving Loan Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this
         Section 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                  (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Revolving Loan Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

                  (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, second, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Floating Rate Loans constituting Cure Loans;

                  (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Revolving Loan Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" and "Required Revolving Loan Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Revolving Loan Pro Rata Shares of such Advance have not been so cured) whose Pro Rata Shares or Revolving Loan Pro Rata Shares, as applicable, represent at least sixty-six and two thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders or Revolving Loan Pro Rata Shares of such Lenders, as applicable; and

                  (vi) for so long as and until any such Lender's failure to fund its Revolving Loan Pro Rata Share of any Advance is cured in accordance with Section 9.2(ii), (A) such Lender shall not be entitled to any commitment fees with respect to its Revolving Loan Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Revolving Loan Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, plus (II) the outstanding Reimbursement Obligations owing to such performing Lenders, plus (III) the aggregate participation interests of such performing Lenders arising pursuant to Section 3.6 with respect to undrawn and outstanding Letters of Credit.

         9.3 Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Postpone or extend the Revolving Loan Termination Date, Tranche A Term Loan Termination Date or Tranche B Term Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to amounts, timing or application of prepayment of the Loans and other Obligations, which modifications shall require the approval only of the Required Lenders; provided, however, if such modifications would affect the order of application of any mandatory prepayments as between the Tranche A Term Loans and the Tranche B Term Loans, such modifications shall also require the approval of the affected Lenders with Tranche

         A Pro Rata Shares or Tranche B Pro Rata Shares, as applicable, equal to or greater than sixty-six and two-thirds percent (66-2/3%); and (b) a waiver of the application of the default rate of interest pursuant to
         Section 2.11 hereof).

                  (ii) Reduce the principal amount of any Loans or L/C Obligations or reduce the rate or extend the time for payment of interest thereon or any fees or other amounts payable to such Lender (other than as a result of a change in the definition of Leverage Ratio or any of the components thereof or the method of calculation thereof).

                  (iii) Reduce the percentage specified in the definition of Required Lenders or Required Revolving Loan Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Tranche A Pro Rata Share," "Tranche B Pro Rata Share," "Revolving Loan Pro Rata Share" or "Pro Rata Share".

                  (iv) Increase the amount of the Revolving Loan Commitment, Tranche A Term Loan Commitment and/or Tranche B Term Loan Commitment of any Lender hereunder or increase any Lender's Tranche A Pro Rata Share, Tranche B Pro Rata Share, Revolving Loan Pro Rata Share or Pro Rata Share.

                  (v) Permit the Borrower to assign its rights under this Agreement.

                  (vi) Amend this Section 9.3.

                  (vii) Release any of the Parent Agreements or all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to (a) the Agent shall be effective without the written consent of the Agent or (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank. The Agent may waive payment of the fee required under Section 13.3(B) without obtaining the consent of any of the Lenders.

         9.4 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Secured Obligations have been paid in full.


ARTICLE X:  GENERAL PROVISIONS

         10.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         10.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3 Performance of Obligations. The Borrower agrees that the Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this
Section 10.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 10.3 within one
(1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 10.3 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

         10.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

         10.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Lead Arranger shall enjoy the benefits of the provisions of Sections 10.7, 10.11 and 11.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         10.7  Expenses; Indemnification.

         (A) Expenses. The Borrower shall reimburse the Agent and the Lead Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lead Arranger, which attorneys and paralegals may be employees of the Agent or the Lead Arranger) paid or incurred by the Agent or the Lead Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Lead Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, the Lead Arranger and the Lenders, which attorneys and paralegals may be employees of the Agent, the Lead Arranger or the Lenders) paid or incurred by the Agent, the Lead Arranger or any Lender in connection with the collection of the Obligations and enforcement (whether by legal proceedings, negotiation or otherwise) of the Loan Documents. Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 10.7(A).

         (B) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent, the Lead Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Lead Arranger's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

                  (i) this Agreement, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents; or

                  (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of Holdings, Enterprises, the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from (y) a dispute among the Lenders or a dispute between any Lender and the Agent or the Lead Arranger, or (z) the willful misconduct or gross negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnitees in respect of which indemnity may be sought hereunder, the Borrower shall be entitled to assume the defense thereof with counsel selected by the Borrower (which counsel shall be reasonably satisfactory to such Indemnitees) and after notice from the Borrower to such Indemnitees of its election so to assume the defense thereof, the Borrower will not be liable to such Indemnitees hereunder for any legal or other expenses subsequently incurred by such Indemnitees in connection with the defense thereof other than reasonable costs of investigation and such other expenses as have been approved in advance; provided that (i) if counsel for such Indemnitees determines in good faith that there is a conflict which requires separate representation for the Borrower and such Indemnitees, or (ii) if the Borrower fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnitees in any such action, then in either such event such Indemnitees shall be entitled to select one primary counsel and, if necessary, one local counsel, of their own choice to represent such Indemnitees and the Borrower shall not, or no longer, be entitled to assume the defense thereof on behalf of such Indemnitees and such Indemnitees shall be entitled to indemnification for the reasonable expenses (including reasonable fees and expenses of such counsel) to the extent provided above. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Borrower and any counsel designated by the Borrower. Nothing contained herein shall preclude any Indemnitees, at their own expense, from retaining additional counsel to represent such Indemnitees in any action with respect to which indemnity may be sought from the Borrower hereunder. The Borrower shall not be liable under this Agreement for any settlement made by any Indemnitees without the Borrower's prior written consent (which consent shall not be unreasonably withheld), and the Borrower agrees to indemnify and hold harmless any Indemnitees from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrower. The Borrower shall not settle any claim or action without the prior written consent of the Indemnitees, which consent shall not be unreasonably withheld.

         (C) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by Holdings, Enterprises, the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents (whether or not the Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) Survival of Agreements. The obligations and agreements of the Borrower under this Section 10.7 shall survive the termination of this Agreement.

         10.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         10.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         10.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.11 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent, the Lead Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Lead Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         10.12 GOVERNING LAW. THE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF, THE LEAD ARRANGER AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT, THE LEAD ARRANGER, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY

STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE AGENT, THE LEAD ARRANGER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, IRREVOCABLY APPOINTS IHC, WHOSE ADDRESS IS 1400 ABBOTT DRIVE, ELGIN, ILLINOIS 60123, AS THE BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR

CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (E) WAIVER OF BOND. THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY COLLATERAL) OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.13, WITH ITS COUNSEL.

         10.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


ARTICLE XI:  THE AGENT

         11.1 Appointment; Nature of Relationship. The First National Bank of Chicago is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Holder of Secured Obligations by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a "representative" of the Holders of Secured Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates as Holders of Secured Obligations, agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations waives.

         11.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agent.

         11.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

         11.4 No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc. Neither the Agent, the Lead Arranger nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default, or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Neither the Agent nor the Lead Arranger shall be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, Holdings, Enterprises, the Borrower or any of their respective Subsidiaries.

         11.5 Action on Instructions of Lenders. The Agent in all cases, as between the Agent and the Holders of Secured Obligations, shall be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. As between the Agent and the Holders of Secured Obligations, the Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6 Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         11.7 Reliance on Documents; Counsel. As between the Agent and the Holders of Secured Obligations, the Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         11.8 The Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Agent.

         11.9 Rights as a Lender. With respect to its Revolving Loan Commitment, its Tranche A Term Loan Commitment, its Tranche B Term Loan Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         11.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Lead Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Lead Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         11.12 Collateral Documents. (a) Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

                  (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.

                  (c) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted or contemplated by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 11.12(c).

                  (d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Requisite Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

ARTICLE XII:  SETOFF; RATABLE PAYMENTS

         12.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         12.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         12.3 Application of Payments. Subject to the provisions of Section 9.2, the Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this
Section 12.3, apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

                  (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

                  (B) second, to pay interest on and then principal of any advance made under Section 10.3 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

                  (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

                  (D) fourth, to the ratable payment of Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

                  (E) fifth, to pay interest due in respect of Swing Line Loans;

                  (F) sixth, to the ratable payment of interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

                  (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

                  (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans), Reimbursement Obligations and Hedging Obligations under Hedging Agreements;

                  (I) ninth, to provide required cash collateral, if required pursuant to Section 3.11 and

                  (J) tenth, to the ratable payment of all other Secured Obligations, including, without limitation, Cash Management Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section
12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, the issuer(s) of Letters of Credit and other Holders of Secured Obligations as among themselves. The order of priority set forth in clauses (D) through (J) of this Section 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (A) through (C) of this Section
12.3 may be changed only with the prior written consent of the Agent.

         12.4 Relations Among Lenders. Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to Section 12.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof. Notwithstanding clause (ii) of this Section 13.1, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2  Participations.

         (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of
Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

         (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, or releases all or substantially all of the Collateral, if any, securing any such Loan.

         (C) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

         13.3  Assignments.

         (A) Permitted Assignments. Any Lender may, in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, all or any part of the Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this Section
13.3. Such assignment shall be substantially in the form of Exhibit E hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents, is to another Lender or, without the prior written consent of the Agent, involves loans and commitments in an aggregate amount of at least $5,000,000 (which minimum amount may be waived by the Required Lenders after the occurrence of a Default or Unmatured Event of Default). The consent of the Agent and, prior to the occurrence of a Default or Unmatured Default, the Borrower (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

         (B) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit E hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 13.3(A) hereof, and (ii) payment of a $3,500 fee by the assignee or the assignor (as agreed) to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment and their Term Loans, as adjusted pursuant to such assignment.

         (C) The Register. The Agent shall maintain at its address referred to in Section 14.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 13.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.4 Confidentiality. Subject to Section 13.5, the Agent and the Lenders and their respective representatives, consultants and advisors shall hold all non-public information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree in writing) to comply with this Section 13.4. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

         13.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Holdings, Enterprises, the Borrower and its Subsidiaries and the Collateral; provided that prior to any such disclosure, such prospective Transferee shall agree in writing to preserve in accordance with Section 13.4 the confidentiality of any confidential information described therein.


ARTICLE XIV:  NOTICES

         14.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties; provided, however, that Borrowing Notices shall be delivered to the Agent at One First National Plaza, Suite IL1-0634, Chicago, Illinois 60670-0634, Attention: Nanette Wilson, Telephone No. 312-732-1221, Facsimile No. 312-732-4840. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         14.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


ARTICLE XV:  COUNTERPARTS

         15.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                  [Remainder of this page intentionally blank]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                           PRINTPACK, INC., as the Borrower


                           By:   /s/ R. Michael Hembree
                              ------------------------------------
                              Name: R. Michael Hembree
                              Title: Vice President Finance and Administration

                           Address:
                           4335 Wendell Drive, S.W.
                           Atlanta, Georgia 30336-1622

                           Attention: R. Michael Hembree
                           Telephone No.: 404/691-2538 ext. 7287
                           Facsimile No.: 404/696-4868


                           THE FIRST NATIONAL BANK OF
                           CHICAGO, as Agent and as a Lender



                           By:    /s/ Judith Cornwell
                              ------------------------------------
                              Name: Judith Cornwell
                              Title: Vice President

                           Address:
                           One First National Plaza
                           Suite IL1-0324
                           Chicago, Illinois 60670-0324
                           Attention: Judith Cornwell
                           Telephone No.: 312/732-6274
                           Facsimile No.: 312/732-5296

                           SUNTRUST BANK, ATLANTA, as Documentation
                           Agent and as a Lender


                           By:  /s/ J. Christopher Deisley
                              ------------------------------------
                              Name:  J. Christopher Deisley
                              Title: First Vice President

                           By: /s/  Ashleigh R. Baucom
                              ------------------------------------
                              Name:  Ashleigh Baucom
                              Title: Associate

                           Address:

                           303 Peachtree Street
                           2nd Floor
                           Atlanta, GA 30302
                           Attention: J. Chris Deisley
                           Telephone No.: 404/588-8684
                           Facsimile No.: 404/5888-8833


                           AMSOUTH BANK, as a Lender



                           By:   /s/ Kevin R. Rogers
                              ------------------------------------
                              Name:  Kevin R. Rogers
                              Title: Attorney-in-fact

                           Address:
                           AmSouth Capital Corp.
                           350 Park Avenue
                           New York, New York 10022
                           Attention: Kevin R. Rogers
                           Telephone No.: 212/935-2237
                           Facsimile No.: 212/935-7458

                           COMERICA BANK, as a Lender



                           By:  /s/ Kristine L. Andersen
                              ------------------------------------
                              Name:   Kristine L. Andersen
                              Title:  Assistant Vice President

                           Address:
                           500 Woodward Avenue
                           9th Floor MC3280
                           Detroit, Michigan 48226
                           Attention: Kristine L. Andersen
                           Telephone No.: 313/222-3648
                           Facsimile No.: 313/222-3330


                           FIRST UNION NATIONAL BANK, as a Lender



                           By:  /s/ George L. Woolsey
                              ------------------------------------
                              Name:   George L. Woolsey
                              Title:  Vice President

                           Address:
                           First Union Capital Markets
                           301 South College Street
                           NC-0737
                           Charlotte, North Carolina 28288-0737
                           Attention: George L. Woolsey
                           Telephone No.: 704/374-7907
                           Facsimile No.: 704/372-4793

                           SOCIETE GENERAL, as a Lender



                           By:  /s/Ralph Sahop
                              ------------------------------------
                              Name:   Ralph Sahop
                              Title:  Director
                                      Manager Southwest Operations

                           Address:

                           2001 Ross Avenue
                           Suite 4800
                           Dallas, Texas 75201
                           Attention: Ed Forsberg
                           Telephone No.: 404/865-7413
                           Facsimile No.: 404/865-7419

                           WACHOVIA BANK, N.A., as a Lender



                           By: /s/ Kevin B. Harrison
                              ------------------------------------
                              Name:   Kevin B. Harrison
                              Title:  Senior Vice President

                           Address:
                           191 Peachtree Street, N.E.
                           30th Floor
                           Atlanta, GA 30303-1757
                           Attention: Kevin Harrison
                           Telephone No.: 404/332-5269
                           Facsimile No.: 404/332-6920

                                    EXHIBIT A
                                       TO
                                CREDIT AGREEMENT

                                   COMMITMENTS

                REVOLVING LOAN COMMITMENTS AND TERM LOAN AMOUNTS


                LENDER                          REVOLVING LOAN            TRANCHE A TERM           TRANCHE B TERM
                ------                            COMMITMENT              LOAN COMMITMENT          LOAN COMMITMENT
                                                --------------            ---------------          ---------------
The First National Bank of Chicago               $11,250,000               $ 7,500,000               $38,500,000(1)
SunTrust Bank, Atlanta                           $11,250,000               $ 7,500,000               $10,000,000
AmSouth Bank                                     $ 6,000,000               $ 4,000,000               $ 5,000,000
Comerica Bank                                    $ 9,000,000               $ 6,000,000               $ 5,000,000
First Union National Bank                        $ 6,000,000               $ 4,000,000               $17,000,000(2)
Societe General                                  $ 6,000,000               $ 4,000,000               $ 5,000,000
Wachovia Bank, N.A                               $10,500,000               $ 7,000,000               $ 7,500,000
                                                 -----------               -----------               -----------
TOTAL                                            $60,000,000               $40,000,000               $88,000,000
                                                 ===========               ===========               ===========


                                              SWING LINE COMMITMENTS


                LENDER                       AMOUNT OF SWING LINE COMMITMENT           % OF SWING LINE COMMITMENT
                ------                       -------------------------------           --------------------------
The First National Bank of Chicago                   $10,000,000.00                               100%
                                                     ==============                               ===




--------------------

(1) REFLECTS $8 MILLION OF THE ALLOCATION TO BLACK DIAMOND AND $20.5 MILLION OF THE ALLOCATION TO BE FRONTED BY BANC ONE CAPITAL MARKETS ON BEHALF OF PENDING INVESTORS

(2) REFLECTS $12 MILLION OF THE INITIAL ALLOCATION TO BLACK DIAMOND

                                   EXHIBIT B-1
                                       TO
                                CREDIT AGREEMENT

                             Form of Revolving Note


                             AMENDED REVOLVING NOTE


U.S. $_________                                                Chicago, Illinois
                                          Original Issue Date:  August 22, 1996
                                                    Reissue Date:  May 21, 1999

         FOR VALUE RECEIVED, the undersigned, PRINTPACK, INC., a Georgia corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") the principal sum of [_____________] ($[____]), or, if less, the aggregate unpaid amount of all "Revolving Loans" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below) on the "Revolving Loan Termination Date" (as defined in the Credit Agreement), or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below), to such domestic account as the Agent may designate, in same day funds. At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof, in the case of Eurodollar Rate Loans, or the amount of principal paid or prepaid with respect to such Revolving Loan, as the case may be; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

         This Amended Revolving Note is one of the "Revolving Notes" referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of May 21, 1999 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders") and The First National Bank of Chicago, as one of the Lenders and as the contractual representative for the

Lenders (the "Agent"). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan being evidenced by this Amended Revolving Note and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

         Whenever in this Amended Revolving Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Amended Revolving Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         This Amended Revolving Note re-evidences, and sets forth repayment terms with respect to, the indebtedness heretofore evidenced by one or more "Revolving Notes" (or a portion thereof) previously issued by the Borrower (the "Original Notes"). It is expressly understood and acknowledged that this Amended Revolving Note is not in payment or satisfaction of the Original Notes, nor is this Amended Revolving Note in any way intended to constitute a novation of the Original Notes.

         This Amended Revolving Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (including, without limitation, 735 ILCS Section 105/5-1 et. seq., but otherwise without regard to the conflicts of law provisions) of the State of Illinois.


                                    PRINTPACK, INC.

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

     SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS


                                                                                Amount of
                                                              Principal          Unpaid
           Amount of        Type of           Interest         Paid or           Principal        Notation
Date         Loan            Loan           Period/Rate        Prepaid           Balance          Made By
----     ------------      --------         -----------       ---------         ----------       ----------

                                   EXHIBIT B-2
                                       TO
                                CREDIT AGREEMENT

                             Form of Swing Line Note


                                 SWING LINE NOTE


U.S. $10,000,000                                               Chicago, Illinois
                                                                 August 22, 1996


         FOR VALUE RECEIVED, the undersigned, PRINTPACK, INC., a Georgia corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Lender") the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000), or, if less, the aggregate unpaid amount of all "Swing Line Loans" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below) on the "Termination Date" (as defined in the Credit Agreement), or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below), to such domestic account as the Agent may designate, in same day funds. At the time of each Swing Line Loan, and upon each payment or prepayment of principal of each Swing Line Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Swing Line Loan, or the amount of principal paid or prepaid with respect to such Swing Line Loan, as the case may be; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

         This Swing Line Note is the "Swing Line Note" referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 22, 1996 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders") and The First National Bank of Chicago, as one of the Lenders and as the contractual representative (the "Agent") for the Lenders. The Credit

Agreement, among other things, (i) provides for the making of Swing Line Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Loan being evidenced by this Swing Line Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

         Whenever in this Swing Line Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Swing Line Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         This Swing Line Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (including, without limitation, 735 ILCS Section 105/5-1 et. seq., but otherwise without regard to the conflicts of law provisions) of the State of Illinois.


                                    PRINTPACK, INC.

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

     SCHEDULE OF SWING LINE LOANS AND PAYMENTS OR PREPAYMENTS


                                                                  Amount of
                                             Principal              Unpaid
            Amount of        Paid or         Principal            Notation
Date          Loan           Prepaid          Balance              Made By
----          ----           -------          -------              -------

                                   EXHIBIT B-3
                                       TO
                                CREDIT AGREEMENT

                           Form of Tranche A Term Note


                           AMENDED TRANCHE A TERM NOTE


U.S. $[___________]                                            Chicago, Illinois
                                           Original Issue Date:  August 22, 1996
                                                    Reissue Date:  May 21, 1999

         FOR VALUE RECEIVED, the undersigned, PRINTPACK, INC., a Georgia corporation ("Borrower"), hereby unconditionally promises to pay to the order of [INSERT NAME OF LENDER] (the "Lender"), the principal sum of [___________] ($[_______]), such amount representing the original aggregate principal amount of the Lender's portion of the "Tranche A Term Loan" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below). Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

         Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable in eighteen (18) installments in the amounts and at the times specified in Section 2.1(D) of the Credit Agreement commencing on September 25, 1999 and continuing thereafter until the Tranche A Term Loan Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount of the Lender's Tranche A Term Loan from the date of such Tranche A Term Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below), to such domestic account as the Agent may designate, in same day funds. At the time of each payment or prepayment of principal of the Lender's Tranche A Term Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of principal paid or prepaid with respect to such Tranche A Term Loan; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

         This Amended Tranche A Term Note is one of the "Tranche A Term Notes" referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of May

21, 1999 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders") and The First National Bank of Chicago, as one of the Lenders and as the contractual representative for the Lenders (the "Agent"). The Credit Agreement, among other things, (i) amends and restates the terms of Lender's Tranche A Term Loan, the indebtedness of the Borrower resulting therefrom being evidenced by this Amended Tranche A Term Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

         Whenever in this Amended Tranche A Term Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Amended Tranche A Term Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         This Amended Tranche A Term Note re-evidences, and sets forth repayment terms with respect to, the indebtedness heretofore evidenced by one or more "Term Notes" (as defined in the Credit Agreement prior to its restatement) (or a portion thereof) previously issued by the Borrower (the "Original Notes"). It is expressly understood and acknowledged that this Amended Tranche A Term Note is not in payment or satisfaction of the Original Notes, nor is this Amended Tranche A Term Note in any way intended to constitute a novation of the Original Notes.

         This Amended Tranche A Term Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (including, without limitation, 735 ILCS Section 105/5-1 et. seq., but otherwise without regard to the conflicts of law provisions) of the State of Illinois.


                                    PRINTPACK, INC.

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                         SCHEDULE OF TRANCHE A TERM LOAN
                           AND PAYMENTS OR PREPAYMENTS


                                                                                Amount of
                                                              Principal          Unpaid
           Amount of        Type of           Interest        Paid or           Principal        Notation
Date         Loan            Loan           Period/Rate        Prepaid           Balance          Made By
----     ------------      --------         -----------       ---------         ----------       ----------

                                   EXHIBIT B-4
                                       TO
                                CREDIT AGREEMENT

                           Form of Tranche B Term Note


                           AMENDED TRANCHE B TERM NOTE


U.S. $[___________]                                            Chicago, Illinois
                                           Original Issue Date:  August 22, 1996
                                                     Reissue Date:  May 21, 1999

         FOR VALUE RECEIVED, the undersigned, PRINTPACK, INC., a Georgia corporation ("Borrower"), hereby unconditionally promises to pay to the order of [INSERT NAME OF LENDER] (the "Lender"), the principal sum of [___________] ($[_______]), such amount representing the original aggregate principal amount of the Lender's portion of the "Tranche B Term Loan" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below). Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

         Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable in nineteen (19) installments in the amounts and at the times specified in Section 2.1(E) of the Credit Agreement commencing on September 25, 1999 and continuing thereafter until the Tranche B Term Loan Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount of the Lender's Tranche B Term Loan from the date of such Tranche B Term Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below), to such domestic account as the Agent may designate, in same day funds. At the time of each payment or prepayment of principal of the Lender's Tranche B Term Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of principal paid or prepaid with respect to such Tranche B Term Loan; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

         This Amended Tranche B Term Note is one of the "Tranche B Term Notes" referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of May

21, 1999 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders") and The First National Bank of Chicago, as one of the Lenders and as the contractual representative for the Lenders (the "Agent"). The Credit Agreement, among other things, (i) amends and restates the terms of the Lender's Tranche B Term Loan, the indebtedness of the Borrower resulting therefrom being evidenced by this Amended Tranche B Term Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

         Whenever in this Amended Tranche B Term Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Amended Tranche B Term Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         This Amended Tranche B Term Note re-evidences, and sets forth repayment terms with respect to, the indebtedness heretofore evidenced by one or more "Term Notes" (as defined in the Credit Agreement prior to its restatement) (or a portion thereof) previously issued by the Borrower (the "Original Notes"). It is expressly understood and acknowledged that this Amended Tranche B Term Note is not in payment or satisfaction of the Original Notes, nor is this Amended Tranche B Term Note in any way intended to constitute a novation of the Original Notes.

         This Amended Tranche B Term Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (including, without limitation, 735 ILCS Section 105/5-1 et. seq., but otherwise without regard to the conflicts of law provisions) of the State of Illinois.


                                    PRINTPACK, INC.

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                         SCHEDULE OF TRANCHE B TERM LOAN
                           AND PAYMENTS OR PREPAYMENTS


                                                                                Amount of
                                                              Principal          Unpaid
          Amount of         Type of           Interest         Paid or           Principal        Notation
Date         Loan            Loan           Period/Rate        Prepaid           Balance          Made By
----     ------------      --------         -----------       ---------         ----------       ----------

                                    EXHIBIT C
                                       TO
                                CREDIT AGREEMENT

                            Form of Borrowing Notice

TO: The First National Bank of Chicago, as contractual representative (the "AGENT") under that certain Amended and Restated Credit Agreement dated as of May 21, 1999 (the "CREDIT AGREEMENT") by and among Printpack, Inc. (the "BORROWER"), the financial institutions from time to time parties thereto and the Agent (such Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT")

                  The Borrower hereby gives to the Agent a Borrowing Notice pursuant to Section 2.8 of the Credit Agreement, and Borrower hereby requests to borrow on , ____ (the "BORROWING DATE"):

                  (a) from the Lenders with Revolving Loan Commitments on a pro rata basis an aggregate principal amount of $ in ____________ Revolving Loans as a


                          [ ] Floating Rate Advance

                          [ ] Eurodollar Advance

                           o  Applicable Interest Period of _________  month(s).

                  (b) from the Swing Line Bank a Swing Line Loan in the principal amount of $____________ as a Floating Rate Advance.

                  The undersigned hereby certifies that (i) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Borrowing Date; (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Borrowing Date or will result from the making of the proposed Loans; and (iii) the conditions set forth in Section 5.2 of the Credit Agreement have been satisfied.

                  Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Borrowing Notice.

Dated:                                PRINTPACK, INC.
      --------------------------
                                      By:
                                         ------------------------------------
                                      Its:
                                           ----------------------------------

                                    EXHIBIT D
                                       TO
                                CREDIT AGREEMENT

                      Form of Request for Letter of Credit


TO: ____________________(3), an Issuing Bank under that certain Amended and Restated Credit Agreement dated as of May 21, 1999 (the "CREDIT AGREEMENT") by and among Printpack, Inc. (the "BORROWER"), the financial institutions from time to time parties thereto and The First National Bank of Chicago, as contractual representative (the "AGENT") (such Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") and

         THE FIRST NATIONAL BANK OF CHICAGO, as Agent
         One First National Plaza, Suite IL1-0374
         Chicago, IL 60670-0374
         Attn: Nanette Wilson
         Telecopier:  312-732-1221
         Confirmation:  312-732-4840

                  Pursuant to Section 3.4 of the Credit Agreement, the Borrower hereby gives to the Issuing Bank a request for issuance of a Letter of Credit on behalf of Borrower for the benefit of __________________________ (4) in the amount of $______________________, with an effective date of ____________ ____
,__ (the "Effective Date") and an expiry date of ________________ ____,__.

                  The undersigned hereby certifies that (i) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Effective Date; (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Effective Date or will result from the issuance of the proposed Letter of Credit; and (iii) the conditions set forth in Sections 3.4 and 5.2 of the Credit Agreement have been satisfied.

                  Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Request for Letter of Credit.

                                     Dated:                             ,
                                            ---------------------- ---- ---
                                     PRINTPACK, INC.

                                     By:
                                        -----------------------------------
                                     Its:
                                          ---------------------------------

---------------------------------
(3)  Insert name of Issuing Bank

(4)  Insert name of beneficiary

                                    EXHIBIT E
                                       TO
                                CREDIT AGREEMENT

                          Form of Assignment Agreement

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between _______________________________(the "ASSIGNOR") and _________________ (the
"ASSIGNEE") is dated as of _____________, __. The parties hereto agree as follows:


         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, supplemented, restated, renewed or extended from time to time is herein called (the "CREDIT AGREEMENT") described in Item 1 of Schedule 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "EFFECTIVE DATE") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.3(A) of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "PAYMENT DATE"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Rate Loan (the "AGREED INTEREST RATE") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurodollar Rate Loans, and not previously paid by the Assignee to the Assignor.]5 In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.


--------
(5)Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

         5. FEES PAYABLE BY THE ASSIGNEE. [The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than the interest rate paid by the Borrower or if the commitment fee was of 1% less than the commitment fee paid by the Borrower, as applicable. In addition,](6) [t]he Assignee agrees to
pay   % of the recordation fee required to be paid to the Agent pursuant to
Section 13.3(B) of the Credit Agreement in connection with this Assignment Agreement.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.






-----------------------------
(6) The Assignor and Assignee may delete the bracketed language if not applicable.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as its contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].(7)

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3(A) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Revolving Loan Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of
Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Revolving Loan Commitment.




---------------
(7) To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal laws (including, without limitation, 735 ILCS Section 105/5-1 et seq, but otherwise without regard to the conflict of laws provisions) of the State of Illinois.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                    [NAME OF ASSIGNOR]


                                    By:
                                        -------------------------------------
                                    Title:
                                          -----------------------------------

                                    [NAME OF ASSIGNEE]

                                    By:
                                        -------------------------------------

                                    Title:
                                          -----------------------------------

                                   SCHEDULE 1
                             to Assignment Agreement

1.       Description and Date of Credit Agreement:
         Amended and Restated Credit Agreement dated as of May 21, 1999 among Printpack, Inc., as borrower, the financial institutions from time to time parties thereto, as lenders and The First National Bank of Chicago as contractual representative for the Lenders.(8)

2.       Date of Assignment Agreement: _______________, __

3.       Amounts (As of Date of Item 2 above):


===============================================================================================================
                                   REVOLVING         OUTSTANDING             OUTSTANDING             SWING
                                     LOAN             TRANCHE A              TRANCHE B                LINE
                                   FACILITY          TERM LOANS              TERM LOANS             FACILITY
---------------------------------------------------------------------------------------------------------------
TOTAL OF THE
ASSIGNOR'S                      $___________                   N/A                    N/A          $_________
OUTSTANDING
COMMITMENTS UNDER
THE CREDIT AGREEMENT
---------------------------------------------------------------------------------------------------------------

ASSIGNEE'S
PERCENTAGE(9) OF EACH
FACILITY PURCHASED              __________%          ___________%            _________%            _________%
UNDER THE
ASSIGNMENT
AGREEMENT
---------------------------------------------------------------------------------------------------------------

AMOUNT OF ASSIGNED
SHARE OF EACH                   $___________         $____________           $__________           $_________
FACILITY UNDER THE
ASSIGNMENT
AGREEMENT
===============================================================================================================

4.       Assignee's Aggregate
         Revolving Loan Commitment(10) and
         Term Loans Purchased Hereunder:             $
                                                      ----------------

--------
(8)  Insert description of any subsequent amendments.

(9)  Percentage taken to 10 decimal places.

(10) If Commitment has been terminated, add outstanding Revolving Loans and L/C Obligations in place of Commitment.

5.       Proposed Effective Date:
                                    ---------------------------


Accepted and Agreed:
[NAME OF ASSIGNOR]                                [NAME OF ASSIGNEE]
By:                                               By:
      --------------------------                      --------------------------
Title:                                            Title:
      --------------------------                      --------------------------

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignee's Administrative Information Sheet, which must include notice address for the Assignee

                                    EXHIBIT I
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT


                                                         ,
                                             ------------ ---

To:             PRINTPACK, INC.(11)
                4355 Wendell Drive, S.W.
                Atlanta, GA 30336-1622
                Telecopy:  404-696-4868
                Confirmation:  404-691-2538

                THE FIRST NATIONAL BANK OF CHICAGO,
                        AS AGENT
                One First National Plaza
                Suite IL1-0374
                Chicago, IL 60670-0374
                Attn: Judith Cornwell
                Telecopier:  312-732-5296
                Confirmation:  312-732-6274

From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")


                1. We refer to that Amended and Restated Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

                2. This Notice of Assignment (this "Notice") is given and delivered to [the Borrower and] the Agent pursuant to Section 13.3(B) of the Credit Agreement.

                3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of , (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities

-------------
(11) To be included only if consent must be obtained from the Borrower pursuant to Section 13.3(A) of the Credit Agreement.

listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Section 13.3 (A) and (B) of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 13.3
(B) of the Credit Agreement.

                6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

                7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                9. The Assignee authorizes the Agent to act as its contractual representative under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.(12)

NAME OF ASSIGNOR                               NAME OF ASSIGNEE

By:                                            By:
   --------------------------                     ---------------------------
Title:                                         Title:
       ----------------------                        ------------------------

ACKNOWLEDGED [AND CONSENTED                    ACKNOWLEDGED [AND CONSENTED
TO] BY THE FIRST NATIONAL BANK                 TO] BY PRINTPACK, INC.
OF CHICAGO, AS AGENT

By:                                            By:
   --------------------------                     ---------------------------
Title:                                         Title:
       ----------------------                        ------------------------

                 [Attach photocopy of Schedule 1 to Assignment]




















----------------
(12) May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

                                    EXHIBIT F
                                       TO
                                CREDIT AGREEMENT

                      Form of Borrower's Counsel's Opinion

                                    Attached

                                    EXHIBIT G
                                       TO
                                CREDIT AGREEMENT

                            List of Closing Documents

                                    Attached

                                    EXHIBIT H
                                       TO
                                CREDIT AGREEMENT

                          Form of Officer's Certificate

                              OFFICER'S CERTIFICATE


                I, the undersigned, hereby certify that I am the _________________ of Printpack, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the "Borrower"). Capitalized terms used herein and not otherwise defined herein are as defined in that certain Amended and Restated Credit Agreement dated as of May 21, 1999, among the Borrower, the financial institutions from time to time parties thereto and The First National Bank of Chicago, as contractual representative (as amended, restated, supplemented or modified from time to time, the "Credit Agreement").

                I further certify that, pursuant to [Section 5.2] [Section 7.1(A)] of the Credit Agreement, as of the date hereof:

                1. No Default or Unmatured Default exists [other than the following (describe the nature of the Default or Unmatured Default and the status thereof)].

                2. The representations and warranties of the Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects.

                IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Corporation on this ____ day of ___________, ____.


                                              ----------------------------
                                             [Insert Name of Officer]

                                    EXHIBIT I
                                       TO
                                CREDIT AGREEMENT

                         Form Of Compliance Certificate

                  Pursuant to [Section 5.2] [Section 7.1(A)(iv)] of that certain Amended and Restated Credit Agreement dated as of May 21, 1999 (the "Credit Agreement") among Printpack, Inc. (the "Borrower"), the institutions from time to time parties thereto as Lenders (the "Lenders"), and The First National Bank of Chicago, in its capacity as contractual representative for itself and the Lenders (in such capacity, the "Agent"), the Borrower, through its [Vice President-Finance and Administration][Treasurer], hereby delivers to the Agent[, together with the financial statements being delivered to the Agent pursuant to
Section 7.1(A)[(ii)][(iii)] of the Credit Agreement,] this Compliance Certificate for the fiscal quarter ended ___________, ____ (the "Accounting Period") [and, for purposes of parts I.C and III.C below, the fiscal year then ended](1). Capitalized terms used herein shall have the meanings set forth in the Credit Agreement, and Section references herein relate to Sections of the Credit Agreement. This Compliance Certificate is subject in all respects to the provisions of the Credit Agreement and is calculated strictly in accordance therewith.

I.       MANDATORY PREPAYMENTS (Section 2.5(B))

         A.       ASSET SALES (Section 2.5(B)(i)(a))

         (1) State whether during the Accounting Period (a) any Net Cash Proceeds have been received, or non-cash proceeds received have been converted to cash or Cash Equivalents, in either case upon the consummation of any Asset Sale by the Borrower or any Subsidiary of the Borrower, or (b) the period permitted for the replacement of assets following an Asset Sale in an earlier period expired without the Net Cash Proceeds received therefrom having been applied to such replacement.

                  Yes/No

         (2) If the answer to question (1) is yes, state whether any of such Asset Sales are Asset Sales other than sales of Inventory in the ordinary course of business, Permitted Receivables Transfers, dispositions of obsolete, excess or unused assets in the ordinary course of business, intercompany transfers among the Borrower and its Controlled Subsidiaries and transfers of assets pursuant to Investments and Restricted Payments (in each case, as permitted pursuant to Section 7.3(B)(i), (ii), (iii), (iv) and (v)).

--------
(1) To be included for the Compliance Certificate accompanying the annual audited financial statements.

                  Yes/No

         (3) If the answer to question (2) is yes, describe in reasonable detail on Schedule A hereto the date and nature of each applicable Asset Sale and the aggregate amount of applicable Net Cash Proceeds received or non- cash proceeds converted to cash or Cash Equivalents, deducting therefrom up to $5,000,000, to the extent such exempt amount has not been deducted during the twelve months prior to the applicable Asset Sale from the Net Cash Proceeds of Asset Sales not otherwise exempt from the mandatory prepayment requirements, and state below in (a) the resulting aggregate amount from all applicable Asset Sales and in (b) the actual aggregate amount of mandatory prepayments made during the Accounting Period from the Net Cash Proceeds of Asset Sales. (if (a) and (b) are different, reconcile timing and other differences in reasonable detail on Schedule A hereto).

                  (a)      Non-exempt proceeds of Asset Sales
                           during Accounting Period                                     $_________

                  (b)      Actual mandatory prepayments from proceeds
                           of Asset Sales during Accounting Period                      $_________


         B.       FINANCINGS (Section 2.5(B)(i)(b))

         (1) State whether during the Accounting Period any Net Cash Proceeds have been received upon the consummation of any Financing (defined as an issuance of Equity Interests or of debt securities pursuant to a registered offering or private placement) by the Borrower or any Subsidiary of the Borrower.

                  Yes/No

         (2) If the answer to question (1) is yes, state whether any such Financing did not consist of Permitted Refinancing Indebtedness and the Net Cash Proceeds therefrom were not applied in their entirety to either a Permitted Acquisition or a permitted Restricted Payment.

                  Yes/No

         (3) If the answer to question (2) is yes, describe in reasonable detail on Schedule A hereto the date and nature of each applicable Financing and the aggregate amount of applicable Net Cash Proceeds, and state below in (a) such aggregate amount and in (b) the actual aggregate amount of mandatory prepayments made during the Accounting Period from the Net Cash Proceeds of Financings.

                  (a)      Non-exempt proceeds of Financings
                           during Accounting Period                                     $_________

                  (b)      Actual mandatory prepayments from  proceeds
                           of Financings during Accounting Period                       $_________


         C.       EXCESS CASH FLOW (Section 2.5(B)(i)(c))(2)

                  Calculate Excess Cash Flow (including the EBITDA component thereof) for the Cash Flow Period ended June ___, ____ as follows, such calculations to be made for the Borrower and its Subsidiaries on a consolidated basis and in accordance with Agreement Accounting Principles as provided in the Credit Agreement (describe in reasonable detail on Schedule A hereto pro forma adjustments for Permitted Acquisitions, if any, during such Cash Flow Period):

                  Net Income

                  +/-      Net earnings (loss) after taxes                              $_________

                  -        excluded earnings of non-consolidated
                           Subsidiaries                                                 -_________

                  -        excluded earnings of Subsidiaries with
                           dividend restrictions                                        -_________

                  +/-      cumulative effect of changes in accounting
                           principles                                                   +/-_______

                  +/-      nonrecurring items                                           +/-_______

                  +/-      Restructuring Items                                          +/-_________


--------
(2) To be included for the Compliance Certificate accompanying the annual audited financial statements.

                  +/-      Net Income (loss) (as calculated above) of
                           Person (or division of Person) acquired during
                           Cash Flow Period not otherwise reflected
                           above (attach applicable financial statements
                           to Schedule A hereto)                                +/-_______

                           Net Income (deficit)                                          =$________


                  EBITDA

                  +/-      Net Income (deficit)                                         $_________

                  +        Interest Expense                                             +_________

                  +        charges against income for taxes                             +_________

                  +        depreciation expense                                         +_________

                  +        amortization expense, including amortization of
                           goodwill and other intangible assets, Original
                           Transaction Costs and other fees, costs and expenses
                           in connection with the Credit Agreement and other
                           Loan Documents and in connection with Permitted
                           Acquisitions                                                 +_________

                  +        other non-cash charges classified as long-term
                           deferrals                                                    +_________

                           EBITDA                                                       =$_________

                  Excess Cash Flow

                           EBITDA                                                       $_________

                  -        income taxes paid in cash                                    -_________

                  -        Capital Expenditures paid in cash                            -_________

                  -        cash charges related to plant closings
                           and early retirement programs, including
                           severance, equipment relocation, and
                           termination/modification of benefit programs                 -_________

                  -        Interest Expense                                             -_________

                  -        scheduled Term Loan and other
                           Indebtedness principal amortization                          -_________

                  -        cash payments in respect of extraordinary
                           and nonrecurring items                                       -_________

                  -/+      increase/decrease in Working Capital (the excess, if
                           any, of current assets other than cash and Cash
                           Equivalents over current liabilities other than
                           current maturities of long-term debt, Revolving
                           Credit Obligations
                           and accrued interest)                                        -/+________

                           Excess Cash Flow                                              =$________

                           75% of Excess Cash Flow                              x0.75=    $________

                  A mandatory prepayment of the Obligations in the amount of seventy-five percent (75.0%) of the amount of Excess Cash Flow stated above shall be required to be made pursuant to Section 2.5(B)(i)(c) not later than the earlier of ten (10) days after delivery of the applicable annual audited financial statements and the above calculation, or one hundred (100) days after the end of the applicable Cash Flow Period.


II.      NEGATIVE COVENANTS

         A.       INDEBTEDNESS (Section 7.3(A))

         (1) State whether during the Accounting Period the Borrower or any of its Subsidiaries has, directly or indirectly, created, incurred, assumed or otherwise become directly or indirectly liable with respect to any Indebtedness not permitted pursuant to the Indebtedness covenant (Section 7.3(A)) other than pursuant to the Fixed Charge Coverage Ratio test set forth in
                  Section 7.3(A)(xv).

                  Yes/No

         (2) If the answer to question (1) is yes, describe in reasonable detail on Schedule A hereto the date, nature and amount of the applicable Indebtedness (which Indebtedness would not be permitted if a Default or Unmatured Default has occurred and is continuing or would result therefrom), and state below in
                  (a) the Fixed Charge

                  Coverage Ratio, calculated on a pro forma basis for the four-quarter period ended immediately prior to the Accounting Period, including pro forma application of the proceeds of such Indebtedness as if such Indebtedness had been incurred at the beginning of such four-quarter period (describe in reasonable detail on Schedule A hereto such pro forma adjustments to the Fixed Charge Coverage Ratio calculated in the Compliance Certificate delivered with respect to the immediately preceding fiscal quarter):

                  (a)      Pro forma Fixed Charge Coverage
                           Ratio at time of incurrence                                  ____ to 1.00

                  (b)      Minimum permitted Fixed Charge Coverage
                           Ratio at time of incurrence                                  2.50 to 1.00

         B.       RESTRICTED PAYMENTS (Section 7.3(F))

         (1) State whether during the Accounting Period the Borrower or any of its Subsidiaries has declared or made any Restricted Payment not permitted pursuant to the Restricted Payments covenant (Section 7.3(F)) other than pursuant to the cumulative test set forth in Section 7.3(F)(v).

                  Yes/No

         (2) If the answer to question (1) is yes, describe in reasonable detail on Schedule A hereto the date, nature and amount of the applicable Restricted Payments, and state below the calculation of the sum of the items described in clauses (a),
                  (b), (c) and (d) of Section 7.3(F)(v) for the period (the "Cumulative Period") commencing with the Borrower's fiscal quarter ended September 28, 1996 and ending on the last day of the last fiscal quarter ending prior to such Restricted Payments (describe in reasonable detail on Schedule A hereto pro forma adjustments for Permitted Acquisitions, if any, during such period):

                  Net Income for the Cumulative Period

                  +/-      Net earnings (loss) after taxes                              $_________

                  -        excluded earnings of non-consolidated
                           Subsidiaries                                                 -_________

                  -        excluded earnings of Subsidiaries with
                           dividend restrictions                                        -_________

                  +/-      cumulative effect of changes in accounting
                           principles                                                   +/-_______

                  +/-      nonrecurring items                                           +/-_______

                  +/-      Restructuring Items                                          +/-_________

                  +/- Net Income (loss) (as calculated above) of Person (or division of Person) acquired during applicable period not otherwise reflected above (attach applicable financial statements to Schedule A hereto) +/-_______

                           Cumulative Net Income (deficit)                               =$________

                  Amount Available for Restricted Payments

                  +/-      50.0% of Net Income for such period (or, if
                           Net Income for such period is a deficit, less
                           100.0% of such deficit)                                      $__________

                  +        Net Cash Proceeds from the sale or issuance
                           of Equity Interests (other than Disqualified
                           Stock) of the Borrower for such period                       +__________

                  + If permitted Restricted Investments made after the Original Closing Date are sold for cash during such period, the lesser of

                                    (x) the cash return of capital with
                                         respect to such Restricted Investment
                                        (net of disposition costs)

                                    and

                                    (y) the initial amount of such Restricted
                                         Investment
                                                                                        +----------

                  +        $10,000,000                                                  + 10,000,000

                           Maximum permitted amount of Restricted
                           Payments during Cumulative Period                            =$_________

                  -        Aggregate amount of Restricted Payments
                           made during Cumulative Period                                -__________

                  (a)      Maximum amount available for Restricted
                           Payments during Accounting Period                            =$_________

                  (b)      Amount of Restricted Payments declared
                           or made during Accounting Period                             =$_________

         (3) If the answer to question (1) is yes, also complete part II.A above for $1 of additional Indebtedness after giving effect to each such Restricted Payment.

III.     FINANCIAL COVENANTS

         A.       MINIMUM FIXED CHARGE COVERAGE RATIO (Section 7.4(A))

                  Calculate the Fixed Charge Coverage Ratio (the ratio of (1) EBITDA to (2) Interest Expense) for the Accounting Period calculated for the four-quarter period ending on the last day thereof, and calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment, as follows (describe in reasonable detail on Schedule A hereto pro forma adjustments for Permitted Acquisitions, if any, during such four-quarter period):

                  Net Income


                  +/-      Net earnings (loss) after taxes                              $_________

                  -        excluded earnings of non-consolidated
                           Subsidiaries                                                 -_________

                  -        excluded earnings of Subsidiaries with
                           dividend restrictions                                        -_________

                  +/-      cumulative effect of changes in accounting
                           principles                                                   +/-_______

                  +/-      nonrecurring items                                           +/-_______

                  +/-      Restructuring Items                                          +/-_________

                  +/- Net Income (loss) (as calculated above) of Person (or division of Person) acquired during the period not otherwise reflected above (attach applicable financial statements to Schedule A hereto) +/-_______

                           Net Income (deficit)                                          =$________


                  EBITDA


                  EBITDA

                  +/-      Net Income (deficit)                                         $_________

                  +        Interest Expense                                             +_________

                  +        charges against income for taxes                             +_________

                  +        depreciation expense                                         +_________

                  +        amortization expense, including amortization of
                           goodwill and other intangible assets, Original
                           Transaction Costs and other fees, costs and expenses
                           in connection with the Credit Agreement and other
                           Loan Documents and in connection with Permitted
                           Acquisitions                                                 +_________

                  +        other non-cash charges classified as long-term
                           deferrals                                                    +_________

                           EBITDA                                                       =$_________


                  Interest Expense

                           Interest Expense                                               $_________

                  (a)      Actual Fixed Charge Coverage
                           Ratio for applicable period                                  ____ to 1.00

                  (b)      Minimum permitted Charge Coverage
                           Ratio for applicable period                                  ____ to 1.00

         B.       MAXIMUM LEVERAGE RATIO (Section 7.4(B))

                  Calculate the Leverage Ratio (the ratio of (1) Total Debt to
                  (2) EBITDA) for the Accounting Period determined based upon
                  (i) Total Debt as of the last day thereof, and (ii) EBITDA for the four-quarter period ending on the last day thereof, and calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment, (describe in reasonable detail on Schedule A hereto pro forma adjustments for Permitted Acquisitions, if any, during such four-quarter period):

                           (1)      Total Debt                                          $_________

                           (2)      EBITDA (from III.A above)                           $_________

                  (a)      Actual Leverage Ratio for applicable period                  ____ to 1.00

                  (b)      Trigger Ratio for applicable period                          ____ to 1.00

                  (c)      Default Ratio for applicable period                          ____ to 1.00

         C.       CAPITAL EXPENDITURES (Section 7.4(C))(3)

                  State in (d) below the aggregate amount of all expenditures and commitments for Capital Expenditures incurred during the applicable period, and calculate compliance with Capital Expenditure requirements as follows:

                  (a)      Base amount of permitted Capital Expenditures
                           pursuant to Section 7.4(C) for applicable period     $__________

                  (b)      Carry-Over Amount from most recent
                           Compliance Certificate                               +__________

                  (c)      Total permitted Capital Expenditures for
                           applicable period                                   =$__________

--------
(3) To be included for the Compliance Certificate accompanying the annual audited financial statements.

                  (d)      Actual Capital Expenditures incurred during
                           applicable period                                            -__________

                  (e)      Excess of permitted over actual Capital
                           Expenditures                                                 =$_________

                  (f)      50.0% of line (e)                                            =$_________

                  (g)      Carry-Over Amount for succeeding fiscal
                           year (lesser of line (f) or $25,000,000)                      $_________

IV.      COMPLIANCE WITH SECURITY DOCUMENTS

                  1. Since the date of the last compliance certificate, state whether the Borrower has placed any Collateral in any collateral locations not reflected on Schedule 2 or 2-A to the Security Agreement Yes/No

                  2. If the answer to item 1 is Yes, provide the details in the chart below and state whether or not UCCs have been filed for such locations and whether the third party agreements as required under the Security Agreement have been obtained for such locations:


                                                             Third party
Location Address     Type of Location       UCC filed        agreement obtained
----------------     ----------------       ---------        ------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  3. Since the date of the last compliance certificate, state whether the Borrower has opened any new deposit accounts not reflected on Schedule 4 to the Security Agreement Yes/No

                  4. If the answer to item 3 is Yes, provide the details in the chart below and state whether a collection account agreement as required under the Security Agreement has been obtained for such deposit accounts:


Name of Financial                   Account Numbers            Collection Account
Institution                                                    Agreement obtained
-----------------                   ---------------            ------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  5. Since the date of the last compliance certificate, state whether or not any of the following have occurred:

                           (a) Receipt by the Borrower of any notes or other
                  instruments not delivered to the Agent as Pledged Debt under
                  the Security Agreement                                Yes/No

                           (b) Application for or obtaining by the Borrower of
                  any Patents or Patent Licenses not reflected on the Schedules
                  to the Patent Security Agreement                      Yes/No

                           (c) Application for or obtaining by the Borrower of
                  any Trademarks or Trademark Licenses not reflected on the
                  Schedules to the Trademark Security Agreement         Yes/No

                  6. If the answer to any of the items in item 5 above is yes, please provide the necessary details to the Agent on an attached sheet.

                  The Borrower hereby certifies, through its [Vice President-Finance and Administration][Treasurer], that the information set forth above is accurate as of _______________, ____, to the best of such officer's knowledge, after diligent inquiry[, and that the financial statements delivered herewith present fairly the consolidated financial position of the Borrower and its Subsidiaries at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles [, subject to normal year end adjustments]].

Dated:  ______________, ____

                                      PRINTPACK, INC.


                                      By:
                                         -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title: [Vice President-Finance and
                                                Administration][Treasurer]